                                                                    Exhibit 4.65


     XINHUA FINANCE MEDIA LIMITED                                      HE ZHIHAO

                 and                                                      and

SINGSHINE (HOLDINGS) HONGKONG LIMITED                                   LU QIBO

                 and                                                      and

             ZHANG JINGYU                                               CHEN HAO

                 and                                                      and

            HU SHENGZHONG                                               LU HANG

                                       and

                                   YIN ZIJIAN

                                   ----------

                               PURCHASE AGREEMENT
                                  IN RESPECT OF
                            SHARES IN THE CAPITAL OF
                      SINGSHINE (HOLDINGS) HONGKONG LIMITED
                                       AND
                           OTHER ASSETS SET OUT HEREIN

                                   ----------

                                  11 JUNE, 2007

                   Kirkpatrick & Lockhart Preston Gates Ellis
                                 www.klgates.com

                      Our ref.: 55762-00005/CSMN/EWCM/FTYL

THIS PURCHASE AGREEMENT (this "AGREEMENT") is made on the 11th day of June 2007

BETWEEN

1. XINHUA FINANCE MEDIA LIMITED, a company incorporated under the laws of the Cayman Islands with registration number 157511 and its registered address located at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, Cayman Islands, British West Indies, as purchaser ("XFM");

2. SINGSHINE (HOLDINGS) HONGKONG LIMITED, a company incorporated under the laws of Hong Kong with incorporation number 861173 and business registration number 33905071 and its registered address located at Room 2103, 21st Floor, Keen Hung Commercial Building, 80 Queen's Road East, Wanchai, Hong Kong (the "COMPANY");

3. HE ZHIHAO, holder of People's Republic of China identity card number 440104197104235010, as vendor and covenantor ("HE");

4. LU QIBO, holder of People's Republic of China identity card number 440102196604174819, as vendor and covenantor ("LU", collectively with He, the "VENDORS");

5. ZHANG JINGYU, holder of People's Republic of China identity card number 440104197208081626, as covenantor ("ZHANG");

6. HU SHENGZHONG, holder of People's Republic of China identity card number 440102196902174016, as covenantor ("HU");

7. LU HANG, holder of People's Republic of China identity card number 440102197405153614, as covenantor ("LU HANG");

8. YIN ZIJIAN, holder of People's Republic of China identity card number 440102197505174033, as covenantor ("YIN ZIJIAN"); and

9. CHEN HAO, holder of Australia Passport number E7538187, as covenantor ("CHEN HAO").

WHEREAS

A. The Vendors hold all of the legal and beneficial interest in the Company whereby He holds 550 Company Shares (representing 55% of the total issued share capital for the Company) and Lu holds 450 Company Shares (representing 45% of the total issued share capital for the Company).


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B.   XFM desires to purchase and the Vendors wish to sell to XFM all of the
     Company Shares they own and sell and procure the sale of certain other assets of the Vendors subject to the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein the sufficiency, adequacy and receipt of which are hereby acknowledged, XFM, the Company and the Vendors do hereby agree as follows:

1.   DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

     "ACCOUNTS RECEIVABLES" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any contract or agreement or otherwise; (b) any note receivable; or (c) any other receivable or right to payment of any nature;

     "ADR" means American Depositary Receipts;

     "AFFILIATES" of a specified Person means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person or, in the case of a natural Person, such Person's spouse, parents and descendants (whether by blood or adoption and including stepchildren);

     "ANCILLARY AGREEMENTS" means collectively, the PRC Equity Transfer Documents, the Employment Agreements, the Escrow Agreement and any other agreements contemplated in this Agreement;

     "APRIL 30 STATEMENTS" means the Financial Statements of SSMS as of April 30, 2007 provided by the Vendors to XFM;

     "ASSETS" means any real, personal, mixed, tangible, intangible or other property of any nature, including, but not limited to, cash or cash equivalents, inventory, prepayments, deposits, escrows, Accounts Receivables, Tangible Property, Intellectual Property, Real Property, software and goodwill, and claims, causes of action and other legal rights and remedies of any nature whatsoever.

     "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday and Friday on which banks in Hong Kong or the PRC are required or permitted by laws to be open;

     "CLIENT" means any individual or entity to whom the Group has provided any services or products in respect of the businesses of the Group as at the Group Closing Date within two years prior to the commencement of or at any time during the Non-Compete Period;


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     "CLOSING DELIVERABLE AGREEMENTS" means all the agreements or documents required to be delivered by the Vendors or the Covenantors under this Agreement as condition to Company Closing, Group Closing or Procurement Payment;

     "COMPANY CHARTER DOCUMENTS" has the meaning ascribed to it in Clause
     7.1(a);

     "COMPANY CLOSING" has the meaning ascribed to it in Clause 2.3;

     "COMPANY CLOSING DATE" has the meaning ascribed to it in Clause 2.3;

     "COMPANY SHARES" means all of the share capital of the Company being ordinary shares each with a par value of HK$10.00 in the capital of the Company comprising of the He Shares and Lu Shares;

     "COMPETING COMPANIES" has the meaning ascribed to it in Clause 10.7;

     "CONDITIONS" means the conditions to the completion of the transactions described herein as set out in Clause 9;

     "CONSENT" means any consent, approval, permit, licence, order, or authorization of or registration, declaration, or filing with or exemption by Governmental Entity;

     "CONTROL", "CONTROLS", "CONTROLLED" (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

     "COOPERATION AGREEMENTS" means the various agreements entered into between SSC and Guangdong Station, particulars of which are set out under Schedule L;

     "COVENANTORS" means, collectively, Zhang, Hu, Lu Hang, Yin Zijian, and Chen Hao;

     "DISCLOSING PARTY" has the meaning ascribed to it in Clause 13.4;

     "DISCLOSURE SCHEDULE" means the disclosure schedule attached hereto as Schedule K;

     "EARNOUTS" means the amount payable by XFM in accordance with Clause 5;

     "EMPLOYMENT AGREEMENTS" means the employment agreements duly signed by the persons set out in Schedule I and the form of which is set out under Schedule H;

     "ENCUMBRANCE" means and includes any interest or equity of any person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien or assignment or any other

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     encumbrance, priority or security interest or arrangement of whatsoever nature over or in the relevant property;

     "ESCROW AGREEMENT" has the meaning ascribed to it in Clause 3.11;

     "FINANCIAL STATEMENTS" means the result of the financial due diligence conducted by XFM in respect of the financial condition of SSC and SSMS;

     "FORCE MAJEURE" means events that are reasonably uncontrollable and unforeseeable by the parties or, although foreseeable, unavoidable due to reasons beyond their control and have totally and partially prevented any party from performing this Agreement. Such events shall include earthquakes, collapses, flood, typhoons and other natural disasters and fire, bombing, accidents, war, civil riots, social disturbances and other similar or different occasions;

     "FOREIGN EXCHANGE RATE" means the average of the closing middle exchange rates posted on the website of the State Administration of Foreign Exchange at www.safe.gov.cn for the conversion of RMB to USD on the close of the fifteen trading days prior to any date of payment under this Agreement;

     "GOVERNMENTAL ENTITY" means any court, regulatory body, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign;

     "GROUP" means, collectively, the Company and the PRC Group;

     "GROUP CLOSING" has the meaning ascribed to it in Clause 3.8;

     "GROUP CLOSING DATE" means the time and date when Group Closing takes place;

     "GROUP CLOSING INSTRUCTION" has the meaning ascribed to it in Clause 3.11;

     "GUANGDONG STATION" means Guangdong People's Broadcast Radio Station, an entity established under the laws of the People's Republic of China and an address at Guangdong Guangbo Zhongxin, No. 686 Renmin Bei Lu, Guangzhou;

     "HE" means He Zhihao, holder of People's Republic of China identity card number 440104197104235010;

     "HE SHARES" means 550 Company Shares held by He representing 55% of the total issued share capital of the Company to be sold by He to XFM, particulars of which are set out under Schedule A;

     "HE SHARES CONSIDERATION" has the meaning ascribed to it in Clause 2.1(a);

     "HK$" means the lawful currency of Hong Kong;

     "HONG KONG" means the Hong Kong Special Administrative Region of the PRC;

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     "HU" means Hu Shengzhong, a PRC national and holder of PRC identity card number 440102196902174016;

     "IFRS" means the International Financial Reporting Standards issued by the International Accounting Standards Board from time to time;

     "INDEMNIFIED PARTY" has the meaning ascribed to it in Clause 11.4;

     "INDEMNIFYING PARTY" has the meaning ascribed to it in Clause 11.4;

     "INTELLECTUAL PROPERTY" means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property;

     "K&L GATES" means Kirkpatrick & Lockhart Preston Gates Ellis, a solicitors firm governed under the laws of Hong Kong;

     "LEASE" has the meaning ascribed to it in Clause 7.2(l) and the particulars of which are set out in Schedule E;

     "LICENSED INTELLECTUAL PROPERTY" means any and all licence rights granted to the PRC Companies in any third party intellectual property or other proprietary or personal rights, including any and all of the following that are licensed to the PRC Companies anywhere in the world: (1) trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, service marks and trade dress; (2) patents;
     (3) mask works; (4) utility models; (5) domain names; (6) copyrights and copyrightable works; (7) databases; (8) graphics; (9) schematics; (10) marketing, sales and user data; (11) technology; (12) trade secrets, including confidential know-how, inventions, specifications and processes;
     (13) computer software programs of any kind (in both source and object code form); (14) application programming interfaces; (15) protocols; and (16) any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

     "LOSSES" has the meaning ascribed to it in Clause 11.1;

     "LU" means Lu Qibo, holder of People's Republic of China identity card number 440102196604174819;

     "LU HANG" means Lu Hang, a PRC national and holder of PRC identity card number 440102197405153614;

     "LU SHARES" means 450 Company Shares held by Lu representing 45% of the total issued share capital of the Company to be sold by Lu to XFM, particulars of which are set out under Schedule A;

     "LU SHARES CONSIDERATION" has the meaning ascribed to it in Clause 2.1(b);

     "MARKET VALUE" shall mean, with respect to XFM Shares, the average of the closing price of XFM Common Shares or their equivalent in ADRs on NASDAQ

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     for the fifteen (15) trading days up to and including the third trading day prior to the applicable date (adjusted to give effect to any splits, consolidations, dividends or other recapitalizations occurring during such fifteen-day period);

     "MATERIAL ADVERSE CHANGE" means any event or circumstance that occurs which might reasonably be expected to have a material adverse effect on the prospects, business, operations or financial condition of the Group or the PRC Companies taken as a whole or that would materially affect the ability of any of the companies in the Group or any Person who is a party to any of the Ancillary Agreements to perform its material obligations under any of the Ancillary Agreements;

     "MATERIAL CONTRACTS" means the material contracts the particulars of which are set out in Schedule F;

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations;

     "NOMINEE 1" means He Jiayue, a PRC national and holder of PRC identity card number 310108198305192089;

     "NOMINEE 2" means Kuang Peiyue, a PRC national and holder of PRC identity card number 310110197903044227;

     "NOMINEES" means, collectively, the SSMS Nominees and SSC Nominee;

     "NON-COMPETE PERIOD" shall have the meaning ascribed to it in Clause 10;

     "NON-DISCLOSING PARTIES" has the meaning ascribed to it in Clause 13.4;

     "OWNED INTELLECTUAL PROPERTY" means any and all of the following that are owned (including joint ownership) or held by the PRC Companies anywhere in the world: (1) trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, service marks and trade dress; (2) patents; (3) mask works; (4) utility models; (5) domain names; (6) copyrights and copyrightable works; (7) databases; (8) graphics;
     (9) schematics; (10) marketing, sales and user data; (11) technology; (12) trade secrets, including confidential know-how, inventions, specifications and processes; (13) computer software programs of any kind (in both source and object code form); (14) application programming interfaces; (15) protocols; and (16) any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

     "PERSON" or "PERSONS" means any natural person, corporation, company, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any governmental authority;

     "PPO LICENCE" means the Program Production and Operation Licence as described in Clause 6.7;


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     "PRC" means the People's Republic of China;

     "PRC CHARTER DOCUMENTS" has the meaning ascribed to it in Clause 7.2(a);

     "PRC COMPANIES" means, collectively, SSC and SSMS and their branches and subsidiaries, if any;

     "PRC EQUITY INTERESTS" means, collectively, the SSC Equity Interests and SSMS Equity Interests;

     "PRC EQUITY TRANSFERS" means, collectively, the SSC Equity Transfer and SSMS Equity Transfer;

     "PRC EQUITY TRANSFER DOCUMENTS" means, collectively, the SSC Equity Transfer Documents and SSMS Equity Transfer Documents;

     "PRC GROUP" means, collectively, the PRC Companies and the WFOE;

     "PROCUREMENT PAYMENT" has the meaning ascribed to it in Clause 3.7;

     "REAL PROPERTY" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights;

     "RETURNS" has the meaning ascribed to it in Clause 7.2(j);

     "RETURN PERIODS" has the meaning ascribed to it in Clause 7.2(j);

     "RMB" and "RENMINBI" means the lawful currency of the People's Republic of China;

     "SSC" means Guangzhou Singshine Entertainment and Advertising Co., Ltd., a company incorporated under the laws of the PRC with registration number 4401022006490 and an address at 3A, Fuli Real Estate Building, No. 19, Jiaochangdong Lu, Yuexiu District, Guangzhou, the PRC, the particulars of which are set out under Schedule B;

     "SSC COVENANTORS" means, collectively, Chen Hao, He, Lu and Zhang;

     "SSC EQUITY INTERESTS" means all of the equity interest in SSC as at the date hereof, particulars of which are set out under Schedule B;

     "SSC EQUITY TRANSFER DOCUMENTS" means all the documents, agreements and instruments as set out under Schedule J under the heading "SSC Equity Transfer Documents";


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

     "SSC EQUITY TRANSFERS" has the meaning ascribed to it in Clause 3.1(a);

     "SSC NOMINEE" means Jiang Gweibin, a PRC national and holder of PRC identity card number 310102198001060011;

     "SSC PAYMENT" has the meaning ascribed to it in Clause 3.1(a);

     "SSMS" means Shanghai Singshine Marketing Services Co., Ltd., a company incorporated under the laws of the PRC with registration number 3102292045297 and an address at Room 7A-293, No. 348 Gongyuan Lu, Qingpu District, Shanghai, the PRC, the particulars of which are set out under Schedule B;

     "SSMS BEIJING" means the Beijing branch of SSMS, a branch office established under the laws of the PRC with an address at No. 3, Mapoyuan Industrial District, Mopo Town, Shunyi District, Beijing, the particulars of which are set out under Schedule B;

     "SSMS GUANGZHOU" means the Guangzhou branch of SSMS, a branch office established under the laws of the PRC with an address at Rooms 1112 and 1113, Fifth Zhongshan Avenue, Yuexiu District, Guangzhou, the particulars of which are set out under Schedule B;

     "SSMS EQUITY INTERESTS" means all of the equity interest in SSMS at the date hereof, particulars of which are set out under Schedule B;

     "SSMS EQUITY TRANSFERS" has the meaning ascribed to it under Clause 3.3(a);

     "SSMS NOMINEES" means, collectively, Nominee 1 and Nominee 2;

     "SSMS PAYMENT" has the meaning ascribed to it under Clause 3.3(a);

     "SSMS EQUITY TRANSFER DOCUMENTS" means all the documents, agreements and instruments as set out under Schedule J under the heading "SSMS Equity Transfer Documents";

     "TANGIBLE PROPERTY" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, spare parts, forms, supplies or other tangible personal property of any nature;

     "US$" and "US DOLLARS" means the lawful currency of the United States of America;

     "WFOE" means Guangzhou Excellent Consulting Service Company Ltd., a wholly foreign owned enterprise established in the PRC as a wholly-owned subsidiary of the Company with a registered address at Room 522C, No. 303, Zhicheng Da Dao, Economic Development District, Guangzhou, the PRC, the details of which are set out in Schedule B;

     "XFM SHARES" means the Class A common shares in the share capital of XFM with a par value of US$0.001 each;


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     "ZHANG" means Zhang Jingyu, holder of People's Republic of China identity card number 440104197208081626;

     "2007 AMOUNT" has the meaning ascribed to it in Clause 5.1(a);

     "2007 FINANCIALS", "2008 FINANCIALS" and "2009 FINANCIALS" mean SSMS's audited financial statements attributable to the business of SSMS for the year ending on December 31 of each of 2007, 2008 and 2009, respectively, in each case prepared before March 31 of each of 2008, 2009 and 2010, respectively, in accordance with IFRS by a firm of international accountants selected by XFM;

     "2007 NET INCOME", "2008 NET INCOME" and "2009 NET INCOME" mean SSMS's profit or loss attributable to the business of SSMS being carried on as a going concern in the ordinary course set out in the 2007 Financials, 2008 Financials and 2009 Financials, respectively, prepared in accordance with IFRS and audited by an independent auditor appointed by XFM, in each case excluding extraordinary items. In determining the net income for the relevant period, the net income:

     (a) shall not take into account any expenses or provision made or gain recognised relating to amortization, written-off, impairment loss or adjustment of goodwill which arise from acquisitions or disposal of companies or business by SSMS in the preparation of the 2007 Financials, 2008 Financials and 2009 Financials, respectively;

     (b) shall be determined after taxation based on the lowest available applicable rates provided that any net difference as a result of the applicable of this rate and the applicable of the nationally rate shall be recorded as non-operating income for the relevant period;

     (c) shall include the net amount of any excess where the company has incurred, in compliance with applicable laws, salaries expenses higher than the maximum allowed to be deducted as an expense and the excess is deemed to be taxable income;

     "2007 PAYMENT DATE" has the meaning ascribed to it in Clause 5.1(a);

     "2008 AMOUNT" has the meaning ascribed to it in Clause 5.1(b);

     "2008 PAYMENT DATE" has the meaning ascribed to it in Clause 5.1(b);

     "2009 AMOUNT" has the meaning ascribed to it in Clause 5.1(c); and

     "2009 PAYMENT DATE" has the meaning ascribed to it in Clause 5.1(c).

1.2  Interpretation. In this Agreement:

     (a) the headings are inserted for convenience only and shall not affect the construction of this Agreement;


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

     (b) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any provisions which are re-enactments (whether with or without modification);

     (c) all time and dates in this Agreement shall be Beijing time and dates except where otherwise stated;

     (d) unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing a gender shall include every gender; and

     (e) references herein to Clauses, Recitals and Schedules are to clauses and recitals of and schedules to this Agreement.

1.3 Recitals, Schedules. All recitals and schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the recitals and schedules.

1.4 Joint Obligations. Warranties, covenants, indemnities or other obligations expressed in this Agreement to be given by more than one party shall be deemed to be given by such parties on a joint and several basis unless otherwise expressly provided for.

2.   SALE AND PURCHASE

2.1 Purchase and Sale of Company Shares. Subject to the terms and conditions set out in this Agreement:

     (a) XFM (relying on the representations, warranties, agreements, covenants, undertakings and indemnities hereinafter referred to) agrees with He to purchase at Company Closing, and He agrees to sell and cause to be sold to XFM at Company Closing, all of his direct and indirect interests in the He Shares for the consideration of Five Thousand Five Hundred Hong Kong Dollars (HK$5,500) (the "HE SHARES CONSIDERATION"); and

     (b) XFM (relying on the representations, warranties, agreements, covenants, undertakings and indemnities hereinafter referred to) agree with Lu to purchase at Company Closing, and Lu agrees to sell and cause to be sold to XFM at Company Closing, all of his direct and indirect interests in the Lu Shares for the consideration of Four Thousand Five Hundred Hong Kong Dollars (HK$4,500) (the "LU SHARES CONSIDERATION"),

     in each case with effect from the Company Closing Date free from all options, liens, charges, pledges, claims, agreements, encumbrances, equities and other third party rights of any nature whatsoever and together with all rights of any nature whatsoever now or hereafter attaching or accruing to them including all rights to any dividends or other distribution declared, paid or made in respect of them after the Company Closing Date.

2.2 Payment. XFM shall pay the He Shares Consideration to He and the Lu Shares Consideration to Lu on the date of the Company Closing.

2.3 Company Closing. Upon the conditions set out in Clause 2.5 having been satisfied or waived on or before the expiration of the time period herein for the fulfilment of such conditions, the completion of the purchase and sale of the Company Shares (the "COMPANY CLOSING") shall take place upon the payment of the considerations for He Shares and Lu Shares. The date and time of the Company Closing are herein referred to as the "COMPANY CLOSING DATE".

2.4  Deferral of Company Closing.

     (a) Without prejudice to any other remedies available to XFM, if any provision of Clause 2.5 has not been complied with by the Vendors on the Company Closing Date (except if the Vendors' failure to comply is caused by XFM or Force Majeure), XFM may:

          (i) proceed to Company Closing so far as practicable (without prejudice to its rights hereunder); or

          (ii) rescind its obligations to purchase the interests in the Company Shares under this Agreement without prejudice to any other remedy and without incurring any liability to the Vendors or the Company.

2.5 Conditions to Company Closing. The obligations of XFM under this Agreement to complete the purchase of the Company Shares and to pay the consideration therefor are subject to the satisfaction or waiver on or before the Company Closing Date of all of the Conditions to the extent they relate to the Company and the WFOE.

2.6 Vendors Company Closing Obligations. Upon the Company Closing, the Vendors shall deliver or procure to be delivered to XFM the following documents in respect of the Company Shares:

     (a) duly completed and signed undated instrument of transfers of the Company Shares by the registered holders thereof in favour of XFM or any entity as it may direct together with the share certificates representing the applicable Company Shares;

     (b) duly completed and signed bought and sold notes of the Company Shares by the registered holders thereof in favour of XFM or any entity as it may direct;

     (c) duly completed and signed documents required for the resignation of existing directors and appointment of new directors of the Company consisting of the following:

          (i)   Form 2A;

          (ii)  letters of resignation from existing directors of the Company;
                and

          (iii) shareholders' and directors' resolution of the Company approving the resignation of the existing directors and company secretary, the appointment of the persons as nominated by XFM to be new directors and company secretary and the transfer of the Company Shares and the change of the registered office of the Company;

     (d)  all books and records of the Company;

     (e) shareholders' and directors' resolution of WFOE approving the resignation of He as the executive director and legal representative of the WFOE and appointment of such person as XFM may nominate as the executive director and legal representative of the WFOE and any other documents as may be required to effect the foregoing;

     (f)  all books and records of WFOE; and

     (g) all other documents that may be reasonably required by XFM for the purposes herein, including but not limited to, all documents required to be signed, submitted to and/or registered with any Governmental Entity.

3.   PROCUREMENT OF PRC SHARES

3.1 SSC Equity Interests. Each of the Vendors shall procure and guarantee and each of the SSC Covenantors covenants to complete each of the following as soon as practicable following the execution and delivery of this Agreement:

     (a) sell and transfer all of the SSC Equity Interests by the SSC Covenantors to the SSC Nominee (the "SSC EQUITY TRANSFERS") for the total consideration of One Million Ten Thousand Renminbi (RMB1,010,000) (the "SSC PAYMENT") and the performance of all actions required or contemplated under this Agreement by all of the holders of the SSC Equity Interests including, but not limited to, the execution and submission of all the SSC Equity Transfer Documents;

     (b) tender the resignation as directors and legal representatives of SSC of each of the following:

          Director:               Lu

          Legal Representative:   Lu

     (c) appoint the following as executive director and legal representative of SSC:

Executive Director:     SSC Nominee
Legal Representative:   Such person as XFM may nominate

     (d) change the bank account signatories of all bank accounts of SSC to person(s) nominated by XFM; and

     (e) register the ownership of the SSC Equity Interests in the name of the SSC Nominee; and

     (f) amend the Articles of Association of SSC to provide for different persons to be the executive director and legal representative.

3.2 Covenants of XFM Re SSC. XFM shall procure the SSC Nominee and all other Persons nominated by XFM to take, in a timely manner, all actions required for the Vendors to complete the matters set out in Clause 3.1 including, without limitation, executing all documents and information as necessary.

3.3 SSMS Equity Interests. Each of the Vendors and Chen Hao shall procure and guarantee and each of the holders of the SSMS Equity Interests covenants to complete each of the following as soon as practicable following the execution and delivery of this Agreement:

     (a) sell and transfer of the SSMS Equity Interests by the holders of the SSMS Equity Interests to the Nominees as to 50% in favour of each of the SSMS Nominees (the "SSMS EQUITY TRANSFERS") for the total consideration of One Million Renminbi (RMB1,000,000) (the "SSMS PAYMENT") and the performance of such actions required or contemplated under this Agreement by all of the holders of the SSMS Equity Interests including, but not limited to, the signing and submission of all the SSMS Equity Transfer Documents;

     (b) tender the resignation as directors and legal representatives of SSMS of each of the following:

Director:               He
Director:               Lu
Director:               Lu Hang
Director:               Yin Zijian
Director:               Chen Hao

Legal Representative:   He

     (c)  appoint the following as directors and legal representative of SSMS:

Director:               Nominee 2
Legal Representative:   Such person as XFM may nominate

     (d) change the bank account signatories of all bank accounts of SSMS to person(s) nominated by XFM; and

     (e) register the ownership of the SSMS Equity Interests in the name of the SSMS Nominees in the following proportions:

          (i)  Nominee 1: 50% Five Hundred Thousand Renminbi (RMB500,000).

          (ii) Nominee 2: 50% Five Hundred Thousand Renminbi (RMB500,000).

     (f) amend the Articles of Association of SSMS to provide for one (1) executive director.

3.4 Covenant to Transfer. Each of the Vendors and each of the Covenantors hereby jointly and severally undertakes to XFM that as soon as practicable after the execution and delivery of this Agreement they shall:

     (a) execute and deliver and procure the due execution and delivery of all documents required to be executed and delivered by the Vendors, all other holders of SSC Equity Interests or any other party necessary to vest in the SSC Nominee all property and rights in SSC and the SSC Equity Interests as are intended to be vested in them in consideration of the SSC Payment by or pursuant to this Agreement and the Ancillary Agreements;

     (b) execute and deliver and procure the due execution and delivery of all documents required to be executed and delivered by the Vendors, all other holders of SSMS Equity Interests or any other party necessary to vest in the SSMS Nominees in equal shares all property and rights in SSMS and the SSMS Equity Interests as are intended to be vested in them in consideration of the SSMS Payment by or pursuant to this Agreement and the Ancillary Agreements;

     (c) file and submit and procure the filing and submission of all documents required to effect the SSC Equity Transfers and SSMS Equity Transfers and the change of directors and legal representatives of SSC and SSMS as contemplated in this Agreement with the relevant Governmental Entities;

     (d) procure the execution and delivery of the Employment Agreements by the individual parties thereto;

     (e) cause and procure SSMS to retain a minimum of three (3) months' working capital of Ten Million Renminbi (RMB10,000,000) and which amount shall be confirmed by XFM and its auditors;

     (f) cause and procure SSC to retain all cash amounts set out in the April 30, Statements and which amount shall be confirmed by XFM and its auditors.

3.5 Covenants of XFM Re SSMS. XFM shall procure each of the SSMS Nominees and any other Person nominated by XFM to take, in a timely manner, all actions required for the Vendors to complete the matters set out in Clause 3.3 including, without limitation, executing all documents and information as necessary.

3.6 Ancillary Agreements. Each of the Vendors shall jointly and severally procure and guarantee the execution and delivery of the Employment Agreements by the individual parties to them with the WFOE, SSC, SSMS or a new company formed or to be formed as a subsidiary of either of them or such other party as XFM may direct and the delivery of the services and fulfilment of the obligations by each of the individual parties as set out in the respective Employment Agreements.

3.7 Procurement Payment. Upon the fulfilment or waiver of the conditions set out in Clause 3.8, XFM shall pay, in respect of the matters set out in Clauses 3.1, 3.3 and 3.4, the following amounts (collectively, the "PROCUREMENT PAYMENT"):

     (a) to He: (i) Four Million Three Hundred Fifty Thousand US Dollars (US$4,350,000) into escrow in accordance with Clause 3.11; (ii) Twenty Seven Thousand Five Hundred (27,500) XFM Shares within twenty (20) Business Days from the date the Conditions have been fulfilled or waived; and (iii) Twenty Seven Thousand Five Hundred (27,500) XFM Shares in accordance with Clause 3.12; and

     (b) to Lu: (i) Three Million Five Hundred Sixty Thousand US Dollars (US$3,560,000) into escrow in accordance with Clause 3.11; (ii) Twenty Two Thousand Five Hundred (22,500) XFM Shares within twenty (20) Business Days from the date the Conditions have been fulfilled or waived; and (iii) Twenty Two Thousand Five Hundred (22,500) XFM Shares in accordance with Clause 3.12.

3.8 Conditions to Payment. XFM's obligation to pay the Procurement Payment shall be subject to the completion of all steps for and confirmation of the completion or waiver of all matters set out in Clauses 3.1, 3.3, 3.4 and 3.6, inclusive, and Clause 9 including the transfers of the SSC Equity Interest and the SSMS Equity Interests, the execution and delivery of Employment Agreements and all other steps, procedures, registrations, and the execution, delivery and filing of all other documents contemplated in and necessary to effect the above (the "GROUP CLOSING"). For greater certainty, XFM shall not be obliged to pay any amount of the Procurement Payment unless all the conditions set forth in Clauses 3.1, 3.3, 3.4 and 3.6, inclusive, and Clause 9 are fulfilled or waived.

3.9 XFM Shares. If for any reason that XFM Shares or the ADRs representing them payable to the Vendors are not actively traded on NASDAQ or a comparable public trading market or that the issuance of such XFM Shares and the ADRs representing them are in any way prohibited or restricted under any applicable laws and regulations, then XFM shall so notify the Vendors, and the Vendors may, by written notice to XFM, elect to receive money in US dollars equal to the Market Value of the XFM Shares in lieu of such XFM Shares. Notwithstanding any of the foregoing or in this Agreement, XFM shall have the right to elect to pay an amount in US dollars equal to the Market Value of the XFM Shares in lieu of any XFM Shares issuable hereunder as Procurement Payment, Earnouts or otherwise.

3.10 Working Capital. The parties agree and acknowledge that One Million Six Hundred Thirty Thousand US Dollars (US$1,630,000) of the cash portion of the Procurement Payment is payable on the condition that SSMS has at least Ten Million Renminbi (RMB10,000,000) in working capital as of the Group Closing. Any shortfall shall be deducted from the 2007 Amount and the 2008 Amount if the 2007 Amount is not sufficient to deduct the shortfall.

3.11 Escrow. XFM shall pay the cash portion of the Procurement Payment to K&L Gates within three (3) Business Days after the PRC Equity Transfer Documents have been submitted to the relevant State Administration of Industry and Commerce and receipts for same have been issued. The Vendors and XFM shall enter into an escrow agreement with K&L Gates in the form as set out under Schedule M (the "ESCROW AGREEMENT") pursuant to which the cash portion of the Procurement Payment shall be released to the Vendors or to such accounts as they may direct upon the joint instructions of He (as the representative of the Vendors) and the representative of XFM (the "GROUP CLOSING INSTRUCTION"). XFM and the Vendors shall issue the Group Closing Instruction upon the issuance of new business licenses evidencing the completion of the PRC Equity Transfers.

3.12 Share Portion of Procurement Payment. XFM shall issue Twenty Seven Thousand Five Hundred (27,500) XFM Shares to He and Twenty Two Thousand Five Hundred (22,500) XFM Shares to Lu within twenty (20) Business Days from the date when the PPO License is issued and a copy of the same has been received by XFM.

4.   SSC PAYMENT AND SSMS PAYMENT

4.1 Funding to Nominees. Within five (5) Business Days after XFM receives a confirmation from the State Administration of Industry and Commerce of the change in the ownership of the PRC Equity Interests to reflect the completion of the transactions herein, XFM shall fund, loan or otherwise provide an amount not less than SSC Payment and SSMS Payment to the Company or the WFOE and cause WFOE to lend to the Nominees (or such other persons as the Nominees may direct) such loans in the aggregate amount equal to the SSC Payment and SSMS Payment such that each of the Nominees receives such necessary amount of the relevant payment the proceeds of which shall be used to purchase SSC Equity Interests and SSMS Equity Interests.

4.2 SSC Transfer. XFM shall, within five (5) Business Days from the date of payment in Clause 4.1 above, procure the SSC Nominee or such other person as the SSC

     Nominee may direct to pay the SSC Payment to the SSC Covenantors or such other person as each of them may direct in accordance with the following:

     (a) He: Four Hundred Twenty-nine Thousand Two Hundred Fifty Renminbi (RMB429,250) for the transfer of all of He's SSC Equity Interest (representing 42.5% of the total registered capital of SSC);

     (b) Lu: Four Hundred Twenty-nine Thousand Two Hundred Fifty Renminbi (RMB429,250) for all of Lu's SSC Equity Interest (representing 42.5% of the total registered capital of SSC); and

     (c) Zhang: One Hundred Fifty-one Thousand Five Hundred Renminbi (RMB151,500) for all of Zhang's SSC Equity Interest (representing 15% of the total registered capital of SSC).

4.3 SSMS Transfer. XFM shall, within five (5) Business Days from the date of payment in Clause 4.1 above, procure the SSMS Nominees or such other person as the SSMS Nominees may direct, to pay the SSMS Payment to the holders of the SSMS Equity Interests or such other person as each of them may direct in accordance with the following:

     (a) He: Four Hundred Eighty Thousand Renminbi (RMB480,000) for all of He's equity interest in SSMS (representing 48% of the total registered capital of SSMS);

     (b) Lu: One Hundred Eighty Thousand Renminbi (RMB180,000) for all of Lu's equity interest in SSMS (representing 18% of the total registered capital of SSMS);

     (c) Lu Hang: Sixty Thousand Renminbi (RMB60,000) for all of Lu Hang's equity interest in SSMS (representing 6% of the total registered capital of SSMS);

     (d) Chen Qingyang: One Hundred Five Thousand Renminbi (RMB105,000) for all of Chen Qing Yang's equity interest in SSMS (representing 10.5% of the total registered capital of SSMS);

     (e) Hu: One Hundred Thousand Renminbi (RMB100,000) for all of Hu Sheng Zhong's equity interest in SSMS (representing 10% of the total registered capital of SSMS):

     (f) Zhang: Fifteen Thousand Renminbi (RMB15,000) for all of Zhang Jinyu's equity interest in SSMS (representing 1.5% of the total registered capital of SSMS); and

     (g) Yin Zijian: Sixty Thousand Renminbi (RMB60,000) for all of Yin Zijian's equity interest in SSMS (representing 6% of the total registered capital of SSMS).

4.4 Vendors Transfer Obligations. Upon the completion of the SSC Equity Transfers and the SSMS Equity Transfers, the Vendors shall deliver to and shall procure the delivery to XFM or such other parties as XFM may direct the following:

     (a)  Employment Agreements;

     (b) written confirmation from both Vendors that they are not aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings herein contained;

     (c) shareholders' and directors' resolution of SSC approving the resignation of Lu as director and as legal representative of SSC and the appointment of SSC Nominee to be the new executive director of SSC and such person as XFM may nominate to be new legal representative of SSC and the change of bank account signatories as nominated by XFM and any other documents as may be required to effect the foregoing

     (d)  all books and records of SSC;

     (e) shareholders' and directors' resolution of SSMS approving the resignation of He, Lu, Lu Hang, Yin Zijian and Chen Hao as directors and He as legal representative of SSMS and the appointment of the Nominee 2 to be the new director of SSMS and such person as XFM may nominate to be new legal representative of SSMS and the change of bank account signatories as nominated by XFM and any other documents as may be required to effect the foregoing;

     (f)  all books and records of SSMS;

     (g) all powers of attorney or other authorities under which the transfers of the Company Shares have been executed (if any);

     (h) such necessary waivers, consents and other documents as XFM may reasonably require to give to XFM or its nominees good title to the Company Shares and the PRC Equity Interests and to enable XFM or its nominees to become the registered holders thereof; and

     (i)  such other papers and documents as XFM may reasonably require.

4.5 SSC Working Capital. As soon as practicable following the completion of all of the transactions contemplated herein (but in no event later than two calendar months from the Group Closing), and as permitted by PRC laws and regulations, XFM shall contribute a further One Million US Dollars (US$1,000,000) to SSC to fund the working capital requirements of SSC.

5.   EARNOUTS

5.1 Earnouts. Subject to Clauses 5.2 and 5.5, XFM shall pay the following amounts (in RMB or its US$ equivalent calculated based on the Foreign Exchange Rate) to the Vendors or such other party designated by the
     Vendors:

     (a) an amount (the "2007 AMOUNT") equal to the product of ((A) 2007 Net Income and (B) 8.5 and (C) 55%) minus US$5,000,000) which shall be paid by XFM no later than fifteen (15) Business Days after the date of determination of the 2007 Net Income (the date such payment is required to be made being the "2007 PAYMENT DATE");

     (b) an amount (the "2008 AMOUNT") equal to the product of ((A) 2008 Net Income and (B) 8.5 and (C) 25%) which shall be paid by XFM no later than fifteen (15) Business Days after the date of determination of the 2008 Net Income(the date such payment is required to be made being the "2008 PAYMENT DATE"); and

     (c) an amount (the "2009 AMOUNT") equal to the product of ((A) 2009 Net Income and (B) 8.5 and (C) 20%) which shall be paid by XFM no later than fifteen (15) Business Days after the date of determination of the 2009 Net Income (the date such payment is required to be made being the "2009 PAYMENT DATE").

5.2 Cash Payment. The 2007 Amount, 2008 Amount and 2009 Amount shall be paid in cash.

5.3 Payment Date. On each of the 2007 Payment Date, 2008 Payment Date and 2009 Payment Date, XFM shall pay to the Vendors or any other person jointly designated by the Vendors the 2007 Amount, the 2008 Amount and 2009 Amount, respectively.

5.4 Manner of Payment. Notwithstanding any other provision contained herein, at least fifteen (15) Business Days in advance of the respective 2007 Payment Date, 2008 Payment Date and 2009 Payment Date, the Vendors shall, in writing, advise XFM of the manner in which XFM shall pay such 2007 Amount, 2008 Amount or 2009 Amount. Specifically, the Vendors shall advise XFM of the persons and necessary account information where such payments shall be made.

5.5 Minimum Payment. If any of the 2007 Net Income, 2008 Net Income and 2009 Net Income shall be less than One Million Three Hundred Thousand US Dollars (US$1,300,000), the 2007 Amount, 2008 Amount and 2009 Amount, respectively, calculated in accordance with Clause 5.1 shall be calculated using One Million Three Hundred Thousand US Dollars (US$1,300,000) as the 2007 Net Income, 2008 Net Income and 2009 Net Income PROVIDED THAT:

     (a) the top five clients of the Group shall be internationally recognized brands and market leaders equivalent to Diageo, Philips and Sony; and

     (b) each of the Employment Agreements of the Vendors and Chen Hao shall remain in full force and in effect and there has been no material default by any of them except where any of the Employment Agreements was terminated:

          (i)  by the Vendors or Chen Hao pursuant to the Employment Agreement;
               or

          (ii) by XFM, SSC, SSMS or other parties under XFM's control, as the case may be, other than pursuant to the terms of the Employment Agreement.

5.6 Maximum Payment. Notwithstanding anything to the contrary herein, the aggregate of Five Million US Dollars (US$5,000,000), SSMS Payment, the 2007 Amount, 2008 Amount and 2009 Amount shall not exceed Eighteen Million US Dollars (US$18,000,000). For greater certainty, XFM shall not and shall not have any obligation to pay any amount in excess of Eighteen Million US Dollars (US$18,000,000) in the aggregate to the Vendors, the holders of the PRC Equity Interests or assets hereunder.

5.7 Preparation of Financials. XFM shall instruct one of Deloitte, Ernst & Young, KPMG or PriceWaterhouseCoopers as the auditors to:

     (a) based on a scope of work determined by XFM acting reasonably, prepare and issue the 2007 Financials, 2008 Financials and 2009 Financials within 90 days from the end of each of the financial years ended December 31, 2007, December 31, 2008 and December 31, 2009, respectively; and

     (b) provide a copy of the 2007 Financials, 2008 Financials and 2009 Financials to XFM, the Vendors and the Covenantors as soon as they are issued.

     XFM shall bear all costs of or related to the preparation of the 2007 Financials, 2008 Financials and 2009 Financials.

5.8  Calculation of the 2007 Amount, 2008 Amount and 2009 Amount. Within five
     (5) days of the delivery to XFM of the 2007 Financials, 2008 Financials and 2009 Financials, respectively, XFM shall deliver to the Vendors and Covenantors its calculation of the 2007 Amount, 2008 Amount and 2009 Amount, respectively, which notice shall include reasonable detail of the basis of such calculations to enable the parties and/or their advisors to review the applicable calculations. If the Vendors and Covenantors (acting together) do not dispute in a written notice to XFM the calculation of 2007 Amount, 2008 Amount and 2009 Amount, as the case may be, within ten (10) days of receiving the same, or if the Vendors and Covenantors jointly advise XFM in writing that they accept the calculation within such ten (10) day period, then the 2007 Amount, 2008 Amount and 2009 Amount shall for all purposes be considered final, accepted and approved by all parties. If the Vendors and Covenantors shall raise any dispute regarding the calculation of the 2007 Amount, 2008 Amount and 2009 Amount within such ten (10) day period, then the parties shall endeavour to resolve such dispute amicably within an additional period of ten (10) days. If successful, the 2007 Amount, 2008 Amount and 2009 Amount, as the case may be, as adjusted to so resolve such dispute, shall for all purposes be considered final, accepted and approved by all parties. If the parties do not reach an agreement with respect to the calculation within such ten (10)-day period, then the matter shall be referred to arbitration in accordance with this Agreement for final determination. If the arbitration award determines the disputed amount should be more than fifteen per cent (15%) than the original amount, XFM shall bear all parties' costs and expenses of the arbitration. If the arbitration award determines the disputed amount should not be more than fifteen per cent (15%) than the original amount, the Vendors shall jointly and severally bear all parties' costs and expenses of the arbitration. In both cases, the amount determined by the arbitration award shall be deemed to be final, accepted and approved by all parties and used to determine the 2007 Amount, 2008 Amount or 2009 Amount, as the case may be.

5.9 Conditions of Payment of Earnouts. XFM's obligations to pay the Earnouts are conditional on the following being true as of the scheduled date of payment:

     (a) each of the Employment Agreements with the Vendors and Chen Hao shall be in full force and effect (except where any of the Employment Agreements was terminated:(i) by the Vendors or Chen Hao pursuant to the Employment Agreement; or (ii) by XFM, SSC, SSMS or other parties under XFM's control, as the case may be, other than pursuant to the terms of the Employment Agreement.) and there has been no material default under any of them; and

     (b) there has not occurred any material breach of this Agreement by any of the Vendors or Covenantors.

5.10 Breach of Payment. If XFM breaches its obligation to pay any of the 2007 Amount, 2008 Amount or 2009 Amount when due and fails to pay such amount within thirty (30) days of the due date, the Vendors and the Covenantors may, upon notice to XFM, without prejudice to other remedies available to them, terminate their obligations under the Employment Agreement and Clause 10 of this Agreement and XFM shall henceforth be released from its obligations to pay any payments to the Vendors which are not yet payable or accrued including, but not limited to, any further Minimum Payment and Earnouts not already payable by it under this Agreement. In the event the parties resort to arbitration pursuant to Clause 14.5 with respect to XFM's failure to pay the said amount, if the outcome of the arbitration is in favour of the Vendors, XFM shall pay to the Vendors interest at the rate of 8% per annum on the amounts outstanding by XFM and the interest shall accrue from the date the said amounts became due and payable.

6.   COVENANTS

6.1 GZ Consultation. As soon as practicable and by no later than 31 December 2007, the Vendors and the Covenantors shall take all steps to ensure and shall procure that Guangzhou Singshine Plan and Consultation Co., Ltd. ceases to carry on business and take all steps necessary to wind up Guangzhou Singshine Plan and

     Consultation Co., Ltd. including the filing of all necessary documents with all relevant Governmental Entities.

6.2 Further Covenants. Each of the Vendors and each of the Covenantors hereby irrevocably covenant and undertake to XFM to execute and deliver and procure the due execution and delivery of all such further documents required to be signed by the Vendors or members of the Group as are necessary to vest in XFM or its nominees all such property and rights as are intended to be vested in them by or pursuant to this Agreement. The relevant expenses shall be borne by the relevant signing parties.

6.3 Board of Directors and Legal Representatives. Each of the parties hereto shall do and shall procure to be done all actions necessary to ensure that the sole director of the Company, SSC, SSMS and the WFOE, the legal representatives of SSC, SSMS and the WFOE and the bank account signatories of the Company, SSC, SSMS and WFOE shall be parties nominated by XFM.

6.4 Limitation on Transfer of Interests. None of the parties to this Agreement shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "TRANSFER") any Company Shares, any interests in subsidiaries or branches of SSMS including SSMS Beijing, SSMS Guangzhou, Shanghai Liangdian Zhongduan Zhanshi Co., Ltd., Shanghai Heju Advertising Co., Ltd. and Shanghai Fenghuo Advertising Co., Ltd. or PRC Equity Interests or any right, title or interest therein or thereto, except to an Affiliate of such party or in connection with fundraising activities of XFM and in accordance with the memorandum and articles of association of the Company, SSC and SSMS, as applicable, and any attempt to transfer any Company Shares, any interests in subsidiaries or branches of SSMS including SSMS Beijing, SSMS Guangzhou, Shanghai Liangdian Zhongduan Zhanshi Co., Ltd., Shanghai Heju Advertising Co., Ltd. and Shanghai Fenghuo Advertising Co., Ltd. or PRC Equity Interests or any rights under any of them in violation of the preceding sentence shall be null and void ab initio.

6.5 Joint and Several Liability. Unless otherwise stated herein, all obligations and liabilities of the Vendors or any one of them hereunder, howsoever stated, shall be the joint and several obligations and liabilities of the Vendors.

6.6 Operations and Reorganization. Prior to December 31, 2009 or such earlier date of termination of this Agreement by XFM, XFM shall not:

     (a) disrupt the management of the business of SSMS or SSC in the ordinary course PROVIDED THAT the business is carried on in a lawful manner in all respects and in the best interests of the shareholders of XFM and subject to the reasonable oversight of the XFM Board;

     (b) undertake any change of control of XFM which has an adverse effect on the business operations of SSMS or SSC; or

     (c)  effect any change of control of SSC or SSMS.

6.7 Radio & Television Program Production and Operation Licence. The Vendors shall procure the issuance of the Radio and Television Program Production and Operation Licence issued by the State Administration of Radio, Film and Television to SSC to allow SSC to produce and provide radio programs to Guangdong Station issued (the "PPO LICENCE") within one (1) year after the working capital increase as contemplated in Clause 4.5 has been made and provided that at least Three Million Renminbi (RMB3,000,000) working capital has been maintained for a six-month period. The parties agree that they shall ensure that SSC maintain such working capital amount for a one year period from the date or the increase in working capital. If PPO Licence is been issued in accordance with the above, XFM shall issue such number of XFM Shares in accordance with Clause 3.12.

7.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDORS

     Each of the Vendors hereby jointly and severally represents and warrants to XFM that the following statements are true and correct as of the Group Closing Date:

7.1  The Company. In respect of the Company:

     (a) Organization, Standing, and Power. It is a company duly organized, validly existing, and in good standing under the laws of Hong Kong, has all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. It has made available to XFM complete and correct copies of its articles of incorporation, bylaws, registers and/or other organizational documents ("COMPANY CHARTER DOCUMENTS") of it, in each case, as amended to the date hereof.

     (b) Corporate Records. Its minute books and corporate records, complete and correct copies of which have been made available to XFM, contain correct and complete records of all proceedings and actions taken at all meetings of, or effected by written consent of its shareholders and its board of directors and all original issuances and subsequent transfers, repurchases, and cancellations of its shares.

     (c)  Capital Structure.

          (i) Immediately prior to and following Group Closing its issued share capital will be as set out in Schedule B and Schedule C, respectively.

          (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which it is a party or by which it may be bound obligating company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares, or obligating it to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. It does not have outstanding any bonds, debentures, notes or other indebtedness.

     (d) Subsidiaries. It does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set out in Schedule B. Its particulars as set out in Schedule B are true and accurate in all respects and the percentage of its share capital shown therein as owned or controlled by it is beneficially owned and clear of all Encumbrances. There is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any of its share or loan capital (including any of its option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests).

     (e) Authority. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action of its board of directors. Certified copies of the resolutions adopted by its board of directors approving this Agreement and transactions contemplated hereby and thereby have been provided to XFM.

     (f) Execution. Its execution and delivery of this Agreement shall constitute valid, binding, and enforceable obligations of it in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

     (g) Compliance with Laws and Other Instruments. It holds, and at all times has held, all licences, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such licence, permit, or authorization, or any such statute, law, ordinance, rule or regulation.

     (h) Corporate Governance. Neither the execution and delivery of nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of its Company Charter Documents; (ii) require any Consent, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, licence or order or any mortgage, indenture, note, licence, trust, agreement or other agreement, instrument or obligation to which it is a party.

     (i) No Liabilities and No Business Activities. Save as contemplated under this Agreement, it has no liabilities of any nature howsoever arising, is not involved in any litigation whether as plaintiff or defendant, has no assets and is not carrying on any business of any nature.

     (j) No Contracts. Save as contemplated under this Agreement, the company is not a party to or bound by any agreement, contract, legal arrangement or documentation of any type or nature.

     (k) Compliance with PRC Laws. Except as set out in Disclosure Schedule, all laws of the PRC have been complied with in its incorporation, organization, management, control and funding including any laws, rules or regulations promulgated by the Ministry of Commerce, State-owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange.

     (l) Bank. Schedule G contains a complete and correct list of the names and locations of all banks in which the company has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box.

7.2 The PRC Companies. In respect of each of the WFOE, PRC Companies and their branches and subsidiaries:

     (a) Organization, Standing, and Power. The company is a company duly organized, validly existing, and in good standing under the laws of the PRC, have all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. The company has made available to XFM complete and correct copies of the company's articles of incorporation ("PRC CHARTER DOCUMENTS"), in each case, as amended to the date hereof.

     (b) Corporate Records. The complete and correct copies of the minute books and corporate records of the company which has been filed with the local authorities including, but not limited to, the Industry and Commerce have been made available to XFM and are materially complete, correct and accurate.

     (c)  Capital Structure.

          (i) Immediately prior to Closing, the capital structure of each of the PRC Companies shall be as set out in Schedule B.

          (ii) There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which the company is a party or by which the company may be bound obligating to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interest, or obligating the company to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. The company has outstanding any bonds, debentures, notes or other indebtedness.

          (iii) The SSC Covenantors are the owners of all interests in and to SSC free and clear of all Encumbrances and, except any rights in favour of XFM in this Agreement, no other party has any rights, now existing or contingent, whether or not exercised or claimed and whether or not by exercise of the power of any Governmental Entity, to any interest in the company.

          (iv) The SSMS Covenantors are the owners of all interests in and to SSMS free and clear of all Encumbrances and, except any rights in favour of XFM in this Agreement, no other party has any rights, now existing or contingent, whether or not exercised or claimed and whether or not by exercise of the power of any Governmental Entity, to any interest in the company.

     (d) Subsidiaries. The company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set out in Schedule B. The particulars of the company set out in Schedule B are true and accurate in all respects and the percentage of the equity interest shown therein as owned or controlled by any party is beneficially owned free from any Encumbrance. There is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any share or loan capital of the company (including any option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests in the company).

     (e) Compliance with Laws and Other Instruments. The companies hold all material licences, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations or the failure to obtain which shall have a Material Adverse Change on the business or assets of the company. Each of the PRC Company has duly and promptly performed all requisite inspections, including but not limited to, annual inspections by any Governmental Entity for the lawful conduct of its business and its operation and for it to validly and legally hold all its licences, permits and authorizations.

     (f) Corporate Governance. Neither the execution and delivery of this Agreement nor the performance by the company of its obligations under this Agreement will (i) conflict with or result in any breach of the PRC Charter Documents; (ii) require any Consent by any Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of the company or equity interest in the company under any law, statute, rule, regulation, judgment, decree, order, government permit, licence or order or any mortgage, indenture, note, licence, trust, agreement or other agreement, instrument or obligation to which the company is a party.

     (g) Technology and Intellectual Property Rights. Except as set out in Disclosure Schedule,

          (i) Schedule D contains a list of the Intellectual Property which includes the following:

               (A) all patents, domain names, trademarks, trade names, trade dress and service marks, and any applications and registrations for any of the foregoing, that is included in the Owned Intellectual Property;

               (B) all registered copyrights, and applications for registered copyrights for any Owned Intellectual Property;

               (C) all material products and services that currently are published and/or offered by the company, or that are currently under development by the company and scheduled to be commercially released or offered within six (6) months of the Group Closing Date;

               (D) all material licences and sublicenses of Owned Intellectual Property;

               (E) all Licensed Intellectual Property (other than licence agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by the company) and any sublicenses thereto; and

               (F) any material obligation of exclusivity, non-competition, non-solicitation, first negotiation or "most favoured nation" or "equally favoured nation" (e.g. obligating the company to provide terms as favourable or more favourable as granted to others) to which the company is subject under any agreement that does not fall within the ambit of (D) or (E) in this paragraph.

          (ii) The company owns or has the right to use all Intellectual Property used or held for use in the conduct of its business without any conflict with the rights of others. All products and technology that have been or currently are published and/or offered by the company or are under development by the company, and all products and/or technology underlying any and all services that have been or currently are offered by the company or are under development by the company is either: (1) owned by the company, (2) in the public domain, or (3) rightfully used by the company pursuant to a valid written licence or other agreement.

          (iii) The company is not, as a result of the execution or delivery of the this Agreement, nor performance of the company's obligations under this Agreement will the company be in violation of any licence, sublicense or other agreement relating to the Intellectual Property or of any non-disclosure agreement to which the company is a party or otherwise bound.

          (iv) The company is not obligated to provide any financial consideration or other consideration to any third party, nor is any third party otherwise entitled to any financial consideration or other consideration, with respect to any exercise of rights by the company or its successors in the Intellectual Property.

          (v) The company's use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Owned Intellectual Property by the company or its licencees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, database right, moral rights, rights to use likeness, other intellectual property rights, right of privacy, right of publicity or right in personal or other data of any person. Further, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Licensed Intellectual Property or any other authorized exercise of rights in or to Licensed Intellectual Property by the company or their licencees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, the distribution, licensing, sublicensing, sale, or other provision of products and services by the company or its resellers or licencees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person.

          (vi) No action, suit or proceeding (i) challenging the validity, enforceability, or ownership by the company of any of Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Owned Intellectual Property by the company or its licencees infringes, misappropriate or violates any intellectual property or other proprietary or personal right of any person is pending or is threatened by any person. Further, no claim to the effect that the distribution, licensing, sublicensing, sale or other provision of products and services by the company or its resellers or licencees infringes, misappropriates or violates any intellectual property or other proprietary or personal right of any person is pending or, to the knowledge of the Vendors, is threatened by any person. There is no unauthorized use, infringement or misappropriation of any of Owned Intellectual Property by any third party, employee or former employee to the best knowledge of the Vendors.

          (vii) No other party has any security interests in any Intellectual Property.

          (viii) The company has secured from all parties who have created any portion of, or otherwise have any rights in or to, Owned Intellectual Property, other than employees of the company whose work product was created by them entirely within the scope of their employment by the company and constitutes work made for hire owned by the company, valid written assignments or licences of any such work or other rights to the company that are enforceable by the company and has made available true and complete copies of such assignments or licences to XFM.

          (ix) The company owns all right, title and interest in and to all data the company collect from or discloses about users of its products and services. The company's practices regarding the collection and use of consumer personal information are in accordance in all respects with applicable laws and regulations of all jurisdictions in which the company operates.

          (x) No officer, director, stockholder or employee of the company, nor any spouse, or relative thereof, owns directly or indirectly, in whole or in part, any Intellectual Property.

     (h) Financial Statements. There are no liabilities, claims or obligations of any nature in excess of Five Thousand US Dollars (US$5,000), whether absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown in the Financial Statements.

     (i) Accounts Receivable. All of the accounts receivable shown in the Financial Statements as of the Group Closing Date will have arisen out of bona fide transactions of the company in the ordinary course of business and have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such Financial Statements and net of returns and payment discounts allowable by the company's policies) and can reasonably be anticipated to be paid in full without outside collection efforts within ninety (90) days of the due date.

     (j)  Taxes. Except as set out in Disclosure Schedule,

          (i) The company has timely filed (or caused to be filed) all tax returns ("RETURNS") required to be filed by it. All taxes required to be paid (whether or not shown on any Return) in respect of the periods covered by such Returns ("RETURN PERIODS") have been paid or fully accrued up until Group Closing. The Vendors have made available to XFM true and correct copies of all Returns, and all material correspondence with any taxing authority.

          (ii) No deficiencies or adjustments for any tax of the company has been claimed, proposed or assessed or threatened in writing and not paid. There is currently no claim outstanding by an authority in a jurisdiction where the company does not file Returns that the company is or may be subject to taxation by that jurisdiction. The company is not subject to any pending or threatened tax audit or examination. The company has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or Returns.

          (iii) For the purposes of this Agreement, the terms "tax" and "taxes" shall include all taxes, assessments, duties, tariffs, registration fees, and other governmental charges in the nature of taxes including, all income, franchise, property, production, sales, use, payroll, licence, windfall profits, value added, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

          (v) There are no liens for taxes upon the assets of the company except for taxes that are not yet payable. The company has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other person and has timely paid all such amounts withheld to the proper taxing authority.

          (vi) There has not been any underpayment of tax and all taxes have been fully paid in accordance with all applicable laws.

          (vii) The company has made all require tax filings and reporting and all such filings and reporting have been complete and accurate including any reporting of salaries and employees and the company has made all necessary withholding required by law.

     (k) Absence of Certain Changes and Events. Since the date of the Financial Statements, there has not been:

          (i) Any transaction involving more than One Thousand US Dollars (US$1,000) entered into by the company other than in the ordinary course of business;

          (ii) Any declaration, payment, or setting aside of any dividend or other distribution to or for any of the holders of any equity interest;

          (iii) Any termination, modification, or rescission of, or waiver by the company of rights under, any contract having or reasonably likely to have a Material Adverse Change on the business of the company;

          (iv) Any discharge or satisfaction by the company of any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than liabilities shown on the Financial Statements and liabilities incurred since the date of the Financial Statements in the ordinary course of business;

          (v) Any mortgage, pledge, imposition of any security interest, claim, encumbrance, or other restriction created on any of the assets, tangible or intangible, of the company having or reasonably likely to have a Material Adverse Change on the business of the company;

          (vi) Any settlement amount of any claim, dispute, suit, proceeding or investigation regarding the company; or

          (vii)Any event or condition resulting in a Material Adverse Change on the business of the company.

     (l) Leases in Effect; Real Estate. All real property leases and subleases to which the company is a party and any amendments or modifications thereof are listed in Schedule E (each a "LEASE" and, collectively, the "LEASES"). The company has a valid leasehold interest under such Leases. There are no existing defaults, and the company has not received or given any written notice of default or claimed default with respect to any Lease and there is no event that with notice or lapse of time, or both, would constitute a default thereunder. All real property occupied by the company is subject to a written lease. The company holds no interest in real property other than the Leases. The company has filed and registered all Leases with all applicable Governmental Entities.

     (m) Personal Property. The company has valid title, free and clear of all title defects, security interests, pledges, options, claims, liens, and encumbrances of any nature whatsoever to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the Financial Statements, except for acquisitions and dispositions since the date of the Financial Statements in the ordinary course of business and not exceeding One Thousand US Dollars (US$1,000).

     (n) Litigation and Other Proceedings. None of the company nor any of its past or present officers, directors, or employees, is a party to any pending or, threatened action, suit, labour dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of the company or affecting any properties, assets or capital of the company, nor is there any reasonable basis for any such action, suit, labour dispute, proceeding, investigation or discrimination claim, or, in the case of an individual, from acts in his or her capacity as an officer, director, employee, agent or contractor of the company. The company is not a named party to any order, writ, judgment, decree, or injunction.

     (o) No Defaults. The company is and has not received written notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) its PRC Charter Documents; (ii) any judgment, decree, or order to which the company is a named party; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, licence, or other instrument to which the company is now a party or by which it or any of its properties or assets is bound, except for defaults and violations which have been cured or, individually or in the aggregate, would not have a Material Adverse Change on the business of the company.

     (p) Material Contracts. Except for the agreements set out in Schedule F (the "MATERIAL CONTRACTS") the company is not a party to or bound by:

          (i) Any employment contract or arrangement providing for annual salary in excess of Thirty Thousand US Dollars (US$30,000) with any officer or employee or with any consultant or director providing for annual compensation in excess of Thirty Thousand US Dollars (US$30,000);

          (ii) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, severance, acceleration of vesting of benefits, payments upon change of control events, or the like;

          (iii) Any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits;

          (iv) Reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, One Hundred Twenty Thousand

               US Dollars (US$120,000) or pursuant to which the company has granted or received manufacturing rights, most favoured nation pricing provisions, or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

          (v) Any agreement, franchise, or indenture where the amount of consideration payable thereunder is greater than Fifty Thousand US Dollars (US$50,000) in any year during the term of such agreement, franchise or indenture and which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement, Group Closing, or the consummation of the transactions contemplated;

          (vi) Any licence, permit, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement, the Group Closing or the consummation of the transactions contemplated;

          (vii)Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of Five Thousand US Dollars (US$5,000) or more; or

          (viii)Any contract containing covenants purporting to limit the company's freedom to compete in any line of business in any geographic area which has not been completed in its entirety and there are no disputes arising or which could arise therefrom.

          All Material Contracts are valid and in full force and effect and the company has not, nor has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof other than such beaches or defaults that have been cured or that would not cause a Material Adverse Change to the assets or business of the company. The Vendor has made available to XFM a copy of each Material Contract specified in Schedule F together with all amendments, material written waivers or other material written changes thereto.

     (q) Assets. The company has legal and beneficial ownership of all assets owned, possessed or used by the company as indicated in the Financial Statements free and clear of any Encumbrances. No other Person owns any such property and assets which are being used by the company except for the leased property and personal property leased by the company pursuant to the Material Contracts.

     (r) Business. The Cooperation Agreements is in full force and effect and there exists no breach, default or non-compliance thereunder by any party and Guangdong Station has not alleged any default on the part of SSC and has not notified SSC or the Vendors of any intention to terminate the Cooperation Agreements.

     (s) Material Relations. To Vendor's knowledge, none of the parties to any of the Material Contracts have terminated or in any way expressed to the company or the Vendors any intent to reduce the amount of or terminate its business with the company in the future.

     (t) Insurance and Banking Facilities. Schedule G contains a complete and correct list of (i) all contracts of insurance or indemnity of the company in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, and expiration date) and (ii) the names and locations of all banks in which the company has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from the company with respect to any such contracts of insurance or indemnity have been paid, and there are no act, or failures to act that has or might cause any such contract to be cancelled or terminated. All known claims for insurance or indemnity have been presented.

     (u) Employees. The company has no written or oral contract of employment or other employment agreement with any of its employees (including any contracts relating to the temporary use or loaning of employees) that are not terminable at will by the company without payment of severance or termination payments or benefits other than such payment which are prescribed by the laws of the PRC (and not contractual). Except as would not have a Material Adverse Change on the business or assets of the company, the company is not a party to any pending or threatened labour dispute concerning the company's business or employment practices or the subject of any organizing drive, labour grievance or petition to certify a labour union. The company has complied with all applicable laws, treaties, ordinances, rules, and regulations and requirements relating to the employment of labour. Except as would not have a Material Adverse Change on the business or assets of the company, there are no claims pending or to the best of the knowledge of the Vendors, threatened to be brought against the company, in any court or administrative agency by any former or current employees of the company. The company has made all required contributions under the laws of the PRC in respect of wages, salaries and other payments to all employees, officers and directors and has timely paid all such amounts to the proper PRC authority except as would not have a Material Adverse Change on the business or assets of the company. Except as set out in Disclosure Schedule, the company has fully reported all employees and made all necessary filings, reporting and deductions and withholdings to the relevant Governmental Entities in respect of all employees.

     (v) Certain Agreements. Neither the execution and delivery of this Agreement nor the performance of its obligations contained in them will: (i) result in any payment by the company (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of the company under any employee benefit plan, agreement, or otherwise,
          (ii) increase any benefits otherwise payable under any employee benefit plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (w) Guarantees and Suretyships. The company has no powers of attorney outstanding and the company has no obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity other than as an endorser of negotiable instruments in the ordinary course of business.

     (x) Absence of Questionable Payments. None of the company nor any of its respective Affiliates, directors, officers, agents, employees or other persons acting on its behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. None of the company nor any of its respective Affiliates, directors, officers, agents, employees or other persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

7.3  General

     (a) The Closing Deliverable Agreements. On or before Closing, each of the Closing Deliverable Agreements will have been duly executed by the parties thereto and, as at Group Closing, will be in full force and effect and will constitute the valid and legally binding obligations of the parties thereto enforceable in accordance with their terms at Group Closing.

     (b) Full Disclosure. (i) The Vendors are not aware of any facts which could materially adversely affect it, any member of the Group, the PRC Companies or which are likely in the future to materially adversely affect any of them and which have not been disclosed by or on behalf of the Vendors in connection with or pursuant to this Agreement. (ii) No representation or warranty in this Agreement, nor any statement or certificate furnished or to be furnished to XFM pursuant to or in connection with this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     (c) Financials. The April 30 Statements reflect accurately and fairly the financial position of the PRC Group as of such date and fully disclose all financial information relating to the PRC Group including all inter-company transactions between SSC and SSMS and all account receivables which are outstanding for more than 360 days.

     (d) Reliance. The representations and warranties are made by the Vendors with the knowledge and expectation that XFM are placing reliance thereon.

7.4  The Vendors. In respect of the Vendors:

     (a) Organisation and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of its jurisdiction of incorporation.

     (b) Authorisation and Authority. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

     (c) Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to sale the Company Shares and to execute, deliver and perform this Agreement.

     (d) Compliance with Laws and Other Instruments. It holds, and at all times has held all licences, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such licence, permit, or authorization, or any such statute, law, ordinance, rule or regulation, except for those violations which will not cause Material Adverse Change to the business or assets of the PRC Companies.

     (e) Corporate Governance. Neither the execution and delivery of this Agreement nor the performance by it of its obligations under this Agreement will (i) conflict with or result in any breach of its charter documents; (ii) require any Consents by Governmental Entity,
          (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, licence or order or any mortgage, indenture, note, licence, trust, agreement or other agreement, instrument or obligation to which it is a party.

8.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF XFM

     XFM hereby represents, warrants and covenants to the Vendors that each of the following statements is true and correct as of the date of this
     Agreement:

8.1 Organisation and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of its jurisdiction of incorporation.

8.2 Authorisation. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute its legal, valid and binding obligations enforceable in accordance with its terms.

8.3 Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to make the Loan and to purchase the Company Shares and to execute, deliver and perform this Agreement.

8.4 Compliance with Laws and Other Instruments. It holds, and at all times has held all licences, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such licence, permit, or authorization, or any such statute, law, ordinance, rule or regulation.

8.5 Corporate Governance. Neither the execution and delivery of this Agreement and Ancillary Agreements nor the performance by it of its obligations under this Agreement and Ancillary Agreements will (i) conflict with or result in any breach of its charter documents; (ii) require any Consents by Governmental Entity, (iii) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of it or its shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, licence or order or any mortgage, indenture, note, licence, trust, agreement or other agreement, instrument or obligation to which it is a party.

8.6 Board Approval. XFM's board of directors shall have authorized and approved the execution and delivery of the Agreement and the Ancillary Agreements and a certified copy of the extract of the relevant resolution or minutes of the board have been delivered to the Vendors.

9.   CONDITIONS OF XFM'S OBLIGATIONS TO MAKE PAYMENTS

     The obligations of XFM under this Agreement to pay the Procurement Payment are subject to the satisfaction or waiver on or before the Group Closing Date of each of the following (each a "CONDITION" and, collectively, the "CONDITIONS"):

9.1 Representations and Warranties. All representations and warranties shall be true and correct on and as of Group Closing Date with the same effect as though such representations and warranties had been made on and as Group Closing.

9.2 Due Diligence. XFM has completed its due diligence review of the Group and is satisfied with the results thereof.

9.3 Performance. Each member of the Group shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, the Ancillary Agreements that are required to be performed or complied with by it on or before the Closing.

9.4 No Material Adverse Change. There has not occurred any Material Adverse Change in the Group's business, financial condition, assets or operations since the date of signing of this Agreement.

9.5 Deliverables. All transactions set out in Clauses 2.6, 3.1, 3.3, 3.4, 3.6 and 4.4, inclusive, are completed and all document set out therein have been delivered to XFM.

9.6 Board Approval. XFM's board of directors shall have authorized and approved the execution and delivery of the Agreement and the Ancillary Agreements.

9.7 PRC Equity Transfers. The SSC Equity Transfer and the SSMS Equity Transfer have been duly completed and all documents required to be filed with or delivered to Governmental Entity have been so filed or delivered and all approvals, registration and permits for the SSC Equity Transfer and SSMS Equity Transfer has been duly obtained and completed.

9.8 Company Board Composition. All documents required to change the directors of the Company to XFM's nominees shall have been duly completed and signed and, where applicable, filed, submitted to or registered with the relevant Governmental Entity.

9.9 WFOE Board Composition. All documents required to change the directors of the WFOE to XFM's nominees shall have been duly completed and signed and, where applicable, filed, submitted to or registered with the relevant Governmental Entity.

9.10 SSC Board Composition. All documents required to change the directors of SSC to XFM's nominees shall have been duly completed and signed and, where applicable, filed, submitted to or registered with the relevant Governmental Entity.

9.11 SSMS Board Composition. All documents required to change the directors of SSMS to the parties contemplated herein shall have been duly completed and signed and, where applicable, filed, submitted to or registered with the relevant Governmental Entity.

9.12 Employment Agreements. The persons, particulars of which are set out in

     Schedule I have entered into the Employment Agreements with XFM, WFOE, SSC, SSMS or other party designated by XFM and shall fulfil their obligations specified under the Employment Agreements.

9.13 Other Conditions. The transactions and conditions contemplated and set out under Clauses 3.1, 3.3, 3.4, 3.6, 4.2, 4.3 and 4.4 have been completed and fulfilled.

10.  NON-COMPETITION

10.1 Non Competition. Each of the Vendors hereby jointly and severally and each of the Covenantors severally agrees that he and his Affiliates shall not (without the written consent of XFM) during the period from the Group Closing hereof and until 31 March 2011 in accordance with the terms thereof (the "NON-COMPETE PERIOD"):

     (a) either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other person, will on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business in competition with the businesses carried on by the Group during the Non-Compete Period; and

     (b) either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from the Group any person for the purpose of carrying on any business in competition with the business carried on by the Group during the Non-Compete Period who is or shall have been at the date of or within twelve (12) months prior to such cessation a director, officer, legal representative, manager or employee of the Group whether or not such person would commit a breach of contract by reason of leaving such employment.

10.2. Nonsolicitation of Clients. During the Non-Compete Period, each of the Vendors jointly and severally and each of the Covenantors severally shall not other than in connection with his or her employment with and for the benefit of the Group, directly or indirectly, either individually or as a principal, partner, member, manager, agent, employee, employer, consultant, independent contractor, stockholder, joint venturer or investor, or as a director or officer of any corporation, limited liability company, partnership or other entity, or in any other manner or capacity whatsoever,

     (a) solicit or divert or attempt to solicit or divert from the Group any business with any Client;

     (b) solicit or divert or attempt to solicit or divert from the Group any business with any person or entity who was being solicited as a Client by the Group;

     (c) induce or cause, or attempt to induce or cause, any salesperson, supplier, vendor, representative, independent contractor, broker, agent or other person transacting business with the Group to terminate or modify such relationship or association or to represent, distribute or sell services or products in competition with services or products of the Group; or

     (d) otherwise provide any services or products to any Client that are or have been provided by the Group.

10.3. Consideration. In consideration for each of the Vendors and the Covenantors entering into and performing the obligations under this Agreement, XFM agrees to enter into Employment Agreements with each of the Vendors and the Covenantors and, in addition, to give certain amount of compensation to the Vendors and the Covenantors pursuant to their respective Employment Agreement. Both XFM and each of the Vendor and the Covenantors confirm that the compensation has been included in payment under the Employment Agreement entered into by the PRC Companies and the Vendors or the Covenantors is reasonable for the covenants set out herein.

10.4. Separate Obligations. Each and every obligation under Clauses 10.1 and
     10.2 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from Clauses 10.1 or 10.2 and any such deletion shall not affect the enforceability of all such parts of Clauses
     10.1 and 10.2 as remain not so deleted.

10.5. Reasonableness. While the restrictions contained in Clauses 10.1 and 10.2 are considered by the parties to be reasonable in all the circumstances, all of the parties to this Agreement recognized that restrictions of the nature in question may fail and, accordingly, each party hereby agree and declare that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the PRC Companies and XFM but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective. Each party hereto further acknowledges that the consideration contained in Clause 10.3 is reasonable and adequate.

10.6. Equitable Relief. Each of the Vendors and the Covenantors agrees that XFM's rights under this Clause are special and unique, and that any violation thereof by him would not be adequately compensated by money damages and there is not an adequate remedy at law for any such violation, and each of the Vendors and the Covenantors hereby grants to any relevant Person the right to specifically enforce (including injunctive relief or analogous proceedings) the terms of this Clause. In any proceeding, in equity or law, the Vendors and the Covenantors specifically waives any defence that there is an adequate remedy at law for any violations of the terms of this Agreement.

10.7 Existing Interests. XFM acknowledges that He, Lu and Yin Zijian has an equity interest in Guangzhou Randian Exhibition Co., Ltd. and Hu Shengzhong has an equity interest in Guangzhou Shenze Advertising Co., Ltd., Guangzhou Randian Exhibition Co., Ltd. and Guangzhou Shenze Advertising Co., Ltd., collectively, the "COMPETING

     COMPANIES"). Each of He and Lu jointly and severally and Yin ijian and Hu Shengzhong severally represent and warrant that their respective interests are as passive investors only and covenant that they shall not participate in the management, control or operations of the Competing Companies and shall not provide any information of or relating to the Group or any member thereof or its business, plans to the Competing Companies.

11.  INDEMNITY

11.1 Indemnity of XFM. Notwithstanding any disclosure made herein or otherwise or any facts known to XFM, the Vendors will jointly and severally indemnify and will keep indemnified and save harmless XFM and its nominees from and against the following (collectively, the "LOSSES"):

     (a) any and all losses, claims, damages, liabilities and costs incurred or suffered by XFM or its Affiliates or their nominees by reason of, resulting from, in connection with, or arising in any manner whatsoever:

          (i) from any matter disclosed in the Disclosure Schedule whether such matter arose or is continuing before or after the Company Closing Date or Group Closing Date; and;

          (ii) out of the breach of any warranty, representation or covenant or the inaccuracy of any representation made in respect of any the Group contained or referred to in this Agreement in connection therewith including, but not limited to, any diminution in the value of the assets of and any payment made or required to be made by XFM and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies available to XFM; or

     (b) any and all losses, claims, damages, liabilities and costs incurred or suffered by XFM, WFOE, SSC or SSMS or their nominees by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach or termination by the parties thereto of the Employment Agreements prior to their expiration (with respect to the termination of Employment Agreement prior to expiry, except where any of the Employment Agreements was terminated:(i) by the Vendors or Chen Hao pursuant to the Employment Agreement; or (ii) by XFM, SSC, SSMS or other parties under XFM's control, as the case may be, other than pursuant to the terms of the Employment Agreement.); and

     (c) save as disclosed in the Financial Statements, any and all losses, claims, damages liabilities and costs incurred or suffered by any member of the Group by reason of, resulting from, in connection with, or arising in any manner whatsoever out of or from any action, inaction or omission prior to Group Closing including, but not limited to, any diminution in the value of the assets of any of the member of the Group and any payment made or required to be made by the member of the Group and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies available to XFM.

11.2 Costs. For the purposes of this Clause, "costs" includes reasonable lawyers' (on a solicitor and his own client's basis) and accountants' fees and expenses, court costs and all other out-of-pocket expenses.

11.3 Survival of Indemnification. The representations and warranties of the parties to this Agreement and the rights to indemnification under this Agreement with respect thereto will survive Group Closing for four (4) years from the date hereof.

11.4 Third Party Claims. A party entitled to indemnification hereunder (an "INDEMNIFIED PARTY") shall notify promptly the indemnifying party (the "INDEMNIFYING PARTY") in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement to provide the Indemnifying Party with the opportunity to rectify or compensate for any loss. In case any claim, action or proceeding is brought against an Indemnified Party and the Indemnified Party notifies the Indemnifying Party in writing of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) calendar days after receiving notice from such Indemnified Party that the Indemnified Party reasonably believes it has failed to do so; or (ii) if such Indemnified Party who is a defendant in any claim or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction), and the Indemnifying Party shall be liable for any reasonable expenses therefor.

11.5 Settlement of Claims.

     (a) No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party and (iii) does not include any injunctive or other non-monetary relief;

     (b) the Indemnified Party may, in its sole discretion after giving the Indemnifying Party an opportunity to provide compensation within a reasonable period, offset against any payment (including, where relevant, Procurement Payments and Earnouts) any and all losses, claims, damages, liabilities and costs incurred or suffered by the Indemnifying Party and for which the Indemnifying Party is entitled to be indemnified in this Agreement and pay the remainder of any amount payable to the Indemnifying Party;

     (c) Notwithstanding any other provisions of this Agreement, the Company and the Vendors' aggregate liability under this Agreement shall not exceed 100% of the total amount paid by XFM hereunder; and

     (d) Notwithstanding anything to the contrary herein, (i) Losses shall not include indirect, incidental, consequential, special, punitive or exemplary damages; and (ii) in no event shall the obligations of the Vendors and the Covenantors in aggregate under this Agreement exceed an amount equal to the total amounts paid to the Vendors hereunder and subject to XFM's right to set off any obligations not met by the total amounts paid against future amounts payable but in no event shall the amount of the obligations of the Vendors and Covenantors exceed the aggregate amounts payable under this Agreement.

11.6 Certain Tax Matters.

     (a) Each of the Vendors shall jointly and severally indemnify XFM and hold it harmless from and against any loss, claim, liability, expense, or other damage attributable to (i) any and all taxes (or the non-payment thereof) of any member of the Group or the Company or any subsidiary of the Company for all taxable periods ending on or before the Group Closing Date ("PRE-CLOSING TAX PERIOD"), (ii) all taxes of any member of an affiliated, consolidated, combined or unitary group of which any member of the Group (or any predecessor of any of the foregoing) is or was a member on or prior to the Group Closing Date, and (iii) any and all taxes of any person (other than any member of the Group) imposed on any member of the Group as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring before the Group Closing.

     (b) In the case of any taxable period that ends on or before the Group Closing Date (a "STRADDLE PERIOD"), the amount of any taxes based on or measured by income or receipts of the Group or any member thereof for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Group Closing Date, and the amount of other taxes of the Group for a Straddle Period which relate to the

          Pre-Closing Tax Period shall be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Group Closing Date and the denominator of which is the number of days in such Straddle Period.

     (c) If any member of the Group receives an assessment, reassessment, demand, claim or other requirement to pay additional amounts whether as tax, interest, penalties or otherwise as a result of such entity making a filing of taxes based on a rate of taxes other than the nationally prescribed rate or for which it has received written confirmation from the relevant tax bureau as being applicable to it, each of the Vendors shall jointly and severally indemnify XFM and hold it harmless from and against any loss, claim, liability, expense, or other damage attributable to such assessment, reassessment, demand, claim or other requirement.

     (d)  Payment in full of any amount due from the Vendors under this Clause
          11.6 shall be made to XFM in immediately available funds at least two Business Days before the date payment of the taxes to which such payment relates is due, or, if no tax is payable, within fifteen days after written demand is made for such payment. Notwithstanding the foregoing, (i) XFM shall provide the Vendors and the Covenantors with reasonably prompt written notice of any proposed tax adjustment that may give rise to the Vendors and Covenantors' indemnification obligation hereunder (if any), shall cooperate with the Vendors and permit the Vendors to participate, at their own expense, in the audit or other proceeding. Notwithstanding the preceding sentence, in the event that Vendors want to accept a proposed settlement of a tax claim for which they have an indemnity obligation pursuant to this Clause
          11.6 (the "TAX SETTLEMENT OPTION") and XFM determines that it prefers to pursue the tax claim further, XFM may pursue the tax claim without the participation of Vendors or the Covenantors PROVIDED THAT in such case the maximum amount of liability of the Vendors under such tax claim shall not exceed the amount for which they would have been liable if the Tax Settlement Option were accepted. XFM shall also be entitled to offset any amount payable by the Vendors under this Clause
          11.6 against any amount payable to the Vendors by XFM.

12.  TERMINATION

12.1 Termination. This Agreement may be terminated at any time prior to the Group Closing:

     (a) by XFM if, between the date hereof and the 2009 Payment Date: (i) there is a Material Adverse Change caused by the Vendors breach of any provision of this Agreement or the Ancillary Agreements, (ii) any representations and warranties made by the Vendors as contained in this Agreement shall not have been materially true and correct when made, (iii) the Vendors shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iv) the PRC Companies who is a party to any of the Ancillary Agreements before

          Closing makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the PRC Companies seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (b) by the Vendors if, between the date hereof and the Relevant Date: (i) any representations and warranties made by XFM contained in this Agreement shall not have been materially true and correct when made,
          (ii) XFM shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it (For the avoidance of any doubt, any delay of payment by XFM exceeding thirty (30) days shall be deemed not complying in materially respect with its covenants contained herein), or (iii) XFM makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against XFM seeking to adjudicate XFM in question bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (c) by XFM or the Vendors in the event that any competent governmental authority in the PRC shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the proposed business and operation of the Group; or

     (d)  by the written consent of XFM and the Vendors.

12.2 Effect of Termination. In the event of termination of this Agreement as provided in Clause 12.1, this Agreement shall forthwith become void provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement.

13.  CONFIDENTIALITY AND NON-DISCLOSURE

13.1 Non-Disclosure of Terms. The terms and conditions of this Agreement and the Ancillary Agreements, including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than by the breach of the confidentiality obligations hereunder. This Clause shall survive the termination of this Agreement.

13.2 Press Releases, Etc. Any press release issued by any party hereto or any member of the Group in relation to this Agreement shall be approved in advance in writing by the each Party to this Agreement, whose consent shall not be unreasonably withheld. No other announcement regarding any of the terms set out in this Agreement in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of each Party to this Agreement, whose consent shall not be unreasonably withheld.

13.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the terms set out in this Agreement to its current or bona fide, employees, bankers, lenders, partners, accountants and attorneys and other professional advisers, in each case only where such persons or entities are under appropriate non-disclosure obligations.

13.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence or terms of this Agreement or the Ancillary Agreements in contravention of the provisions of this Clause, such party (the "DISCLOSING PARTY") shall provide the other parties (the "NON-DISCLOSING PARTIES") with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party. If disclosure is required then to the extent that disclosure of the Ancillary Agreements complies such disclosure requirement then this Agreement shall remain confidential.

13.5 Other Information. The provisions of this Clause shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

14.  MISCELLANEOUS

14.1 Survival of Warranties. The representations, warranties and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and payment of the Earnouts and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of XFM.

14.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.3 Set-off. Subject to Clause 11.5, XFM shall have the right to set off any and all losses, claims, damages liabilities and costs incurred or suffered by XFM, WFOE, SSC, SSMS or its nominees by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of this Agreement or any Ancillary Agreements against any amount payable by XFM, WFOE, SSC, SSMS to any of the other parties to this Agreement and the Ancillary Agreements.

14.4 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

14.5 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by binding arbitration in accordance with the UNCITRAL Arbitration Rules as present in force in the manner set forth in this Clause 14.5:

     (a) The procedures of this Clause 14.5(a) may be initiated by a written notice (a "Dispute Notice") given by one party (a "Claimant") to the other, but not before thirty (30) days have passed during which the parties have been unable to reach a resolution. The Dispute Notice shall be accompanied by (i) a statement of the Claimant describing the dispute in reasonable detail and (ii) documentation, if any, supporting the Claimant's position on the dispute. Within twenty (20) days after the other party's (the "RESPONDENT") receipt of the Dispute Notice and accompanying materials, the dispute shall be resolved by binding arbitration in Hong Kong under the UNCITRAL Arbitration Rules. All arbitration procedures pursuant to this paragraph (a) shall be confidential and treated as compromise and settlement negotiations and shall not be admissible in any arbitration or other proceeding.

     (b) The parties shall agree on a single arbitrator to resolve the dispute. If the Parties fail to agree on the designation of an arbitrator within a twenty (20)-day period the Hong Kong International Arbitration Centre shall be requested to designate the single arbitrator. If the arbitrator becomes disabled, resigns or is otherwise unable to discharge the arbitrator's duties, the arbitrator's successor shall be appointed in the same manner as the arbitrator was appointed.

     (c) Any award arising out of arbitration (i) shall be binding and conclusive upon the parties; (ii) shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Agreement; (iii) may not include special, indirect, incidental, consequential, special, punitive or exemplary damages or diminution in value; (iv) may in appropriate circumstances include injunctive relief; and (v) may be entered in a court.

     (d) Arbitration shall not be deemed a waiver of any right of termination under this Agreement, and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to termination in accordance with this Agreement.

     (e) The arbitrator may not limit, expand or otherwise modify the terms of this Agreement.

     (f) Subject to Clause 5.8, each party shall bear its own expenses incurred in any arbitration or litigation, but any expenses related to the compensation and the costs of the arbitrator shall be borne equally by the parties to the dispute.

     (g) If any action or proceeding is commenced to construe or enforce this Agreement or the rights and duties of the parties hereunder, then the party prevailing in that action, and any appeal thereof, shall be entitled to recover its reasonable attorney's fees and costs in that action or proceeding, as well as all costs and fees of any appeal or action to enforce any judgment entered in connection therewith.

14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.8 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon postal service delivery, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or by facsimile at the facsimile number set out on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

14.9 Expenses. Each of the parties hereto shall be responsible for its own costs and expenses incurred in the preparation, negotiation and execution of this Agreement.

14.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

14.11 Language. This Agreement shall be executed in English.

               NEXT PAGE IS THE FIRST EXECUTION PAGE

                                    EXECUTION

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE PURCHASER

For and on behalf of XINHUA FINANCE MEDIA LIMITED


By: /s/ Fredy Bush
    ---------------------------------
Name: Loretta Fredy Bush
Title: Chief Executive Officer

Address of XFM:

Suite 3905-09, 1 Grand Gateway
1 Hongqiao Lu
Shanghai 200030
China

Telephone:

86-21-6113-5900

Facsimile:

86-21-6448-4955

THE COMPANY

For and on behalf of SINGSHINE (HOLDINGS) HONGKONG LIMITED


By: /s/
    ---------------------------------
Name:
      -------------------------------
Title: Director

Address of the Company:

Unit A, 16/F,
Success Commercial Building
245-251 Hennessy Road,
Wanchai, Hong Kong

Telephone:
            -------------------------

Facsimile:
           --------------------------

THE VENDORS

By HE ZHIHAO


/s/ He Zhihao
-------------------------------------
Name: He Zhihao

Address:

c/o Shanghai Singshine Marketing
Services Co., Ltd.
Room 1201, 12/F,
Shengai Plaza, No. 88 Cao Xi Road,
Shanghai, China.

Telephone:
           --------------------------
Facsimile:
           --------------------------

By LU QIBO


/s/ Lu Qibo
-------------------------------------
Name: Lu Qibo

Address:

c/o Guangzhou Singshine Communication
Co., Ltd.
Room 1412, 14/F, CTS Center
Zhongshan Wu Road, No. 219
Guangzhou, PRC (Zip 510030)

Telephone:
           --------------------------
Facsimile:
           --------------------------

THE COVENANTORS

By ZHANG JINGYU


/s/ Zhang Jingyu
-------------------------------------
Name: Zhang Jingyu

Address:
         ----------------------------
Telephone:
           --------------------------
Facsimile:
           --------------------------

By HU SHENGZHONG


/s/ Hu Shengzhong
-------------------------------------
Name: Hu Shengzhong

Address:
         ----------------------------
Telephone:
           --------------------------
Facsimile:
           --------------------------

By YIN ZIJIAN


/s/ Yin Zijian
-------------------------------------
Name: Yin Zijian

Address:
         ----------------------------
Telephone:
           --------------------------
Facsimile:
           --------------------------

By LU HANG


/s/ Lu Hang
-------------------------------------
Name: Lu Hang

Address:
         ----------------------------
Telephone:
           --------------------------
Facsimile:
           --------------------------

By CHEN HAO


/s/ Chen Hao
-------------------------------------
Name: Chen Hao

Address:

12/F, Block 1
Shengai Plaza, Xuhui District,
Shanghai, China.

Telephone:

21-5489-1638

Facsimile:

21-5489-1633

                                   SCHEDULE A

                            DETAILS OF COMPANY SHARES

PURCHASER   VENDOR   NO. OF COMPANY SHARES   AMOUNT PAYABLE AT CLOSING
---------   ------   ---------------------   -------------------------
XFM         He                550                     HK$5,500

XFM         Lu                450                     HK$4,500

   TOTAL:                    1000                   HK$10,000.00

                                   SCHEDULE B

   CORPORATE DETAILS OF THE GROUP AS AT THE DATE OF SIGNING OF THIS AGREEMENT

A.   THE COMPANY

NAME                              SINGSHINE (HOLDINGS) HONGKONG LIMITED

DATE AND PLACE OF INCORPORATION   10 September 2003, Hong Kong

REGISTERED ADDRESS                Unit A, 16th Floor, Success Commercial Building, 245-251
                                  Hennessy Road, Wanchai, Hong Kong

AUTHORIZED CAPITAL                HK$1,000,000 divided into 100,000 shares of par value
                                  HK$10

ISSUED CAPITAL                    HK$10,000 divided into 1,000 shares of par value HK$10

SHAREHOLDER                       NAME     NUMBER OF ORDINARY SHARES
                                  ----     -------------------------
                                  He        550
                                  Lu        450
                                  TOTAL:   1000

DIRECTOR(S)                       He and Lu

COMPANY SECRETARY                 Everford Comsec Limited

B.   WFOE

NAME                              Guangzhou Excellent Consulting Service Company Ltd.

DATE AND PLACE OF INCORPORATION   24 January 2007, PRC

REGISTERED ADDRESS                Room 522C, No. 303, Zhicheng Building, Guangzhou
                                  Economic Technology Zone

REGISTERED CAPITAL                US$200,000

SHAREHOLDER                       NAME                   SHAREHOLDING
                                  ----                   ------------
                                  Singshine (Holdings)   100%
                                  Hong Kong Limited

LEGAL REPRESENTATIVE              He

BUSINESS SCOPE                    Providing investment consulting and marketing
                                  information consulting services

BUSINESS TERM                     24 January 2007 to 24 January 2057

C.   SSC

NAME                              Guangzhou Singshine Communication Co., Ltd.

DATE AND PLACE OF INCORPORATION   4 July 1997, PRC

REGISTRATION NUMBER               4401042017070

REGISTERED ADDRESS                Rooms 1412, 1413, No. 219, Zhongshan Fifth Avenue,
                                  Yuexiu District, Guangzhou

REGISTERED CAPITAL                RMB1,010,000

SHAREHOLDER                       NAME        SHAREHOLDING
                                  ----        ------------
                                  He            RMB429,250 (42.5%)
                                  Lu            RMB429,250 (42.5%)
                                  Zhang         RMB151,500 (15%)

                                     TOTAL:   RMB1,010,000 (100%)

LEGAL REPRESENTATIVE              Lu

BUSINESS SCOPE                    Production of stage lightings, cultural communication
                                  service (except for those monitored by the government).
                                  Design, production, distribution, agency of local or
                                  overseas advertisements. Information consulting service.

BUSINESS TERM                     Unlimited

D.   SSMS

NAME                              Shanghai Singshine Marketing Co., Ltd.

DATE AND PLACE OF INCORPORATION   18 July 2002, PRC

REGISTRATION NUMBER               3102292045297

REGISTERED ADDRESS                Room 7A to 293, No. 348, Gongyuan Road, Qingpu District,
                                  Shanghai

REGISTERED CAPITAL                RMB1,000,000

SHAREHOLDER                       NAME            SHAREHOLDING
                                  ----            ------------
                                  Chen Qingyang   RMB105,000 (10.5%)
                                  He              RMB480,000 (48%)
                                  Hu              RMB100,000 (10%)
                                  Lu              RMB180,000 (18%)
                                  Lu Hang         RMB60,000 (6%)
                                  Zhang           RMB15,000 (1.5%)
                                  Yin Zijian      RMB60,000 (6%)

                                     TOTAL:       RMB1,000,000 (100%)

LEGAL REPRESENTATIVE              He

BUSINESS SCOPE                    Design, production, agency and distribution of different
                                  types of advertisements, designing marketing plans for
                                  enterprises, exhibition organization, gifts and
                                  artifacts, display items, decorative materials and sales
                                  of commodities. (with permits for scopes requiring
                                  administrative permits)

BUSINESS TERM                     18 July 2002 to 31 July 2013

SUBSIDIARIES                      Shanghai Heju Advertising Co., Ltd.

                                  Shanghai Fenghua Marketing Consulting Co., Ltd.

                                  Shanghai Singshine Marketing Co., Ltd. (Beijing branch)

                                  Shanghai Singshine Marketing Co., Ltd. (Guangzhou
                                  branch)

                                  Shanghai Liangdian Zhongduan Zhanshi Co., Ltd.

E.   SSMS BEIJING

NAME                              Shanghai Singshine Marketing Co., Ltd. (Beijing branch)

DATE AND PLACE OF INCORPORATION   February 18, 2004 PRC

REGISTRATION NUMBER               1102221646155

REGISTERED ADDRESS                No. 3, Mapoyuan Industrial District, Mopo Town, Shunyi
                                  District, Beijing

LEGAL REPRESENTATIVE              He Zhihao

BUSINESS SCOPE                    Design and production of advertisements, designing

                                  marketing plans, exhibition display; sale of artifacts
                                  (except for those requiring government approvals) and
                                  decorative materials

BUSINESS TERM                     18 July 2002 to 31 July 2013

F.   SSMS GUANGZHOU

NAME                              Shanghai Singshine Marketing Co., Ltd. (Guangzhou
                                  branch)

DATE AND PLACE OF INCORPORATION   7 July 2006, PRC

REGISTRATION NUMBER               (Branch) 4401042017256

REGISTERED ADDRESS                Rooms 1112 and 1113, Zhongshan Fifth Avenue, Yuexiu
                                  District, Guangzhou

LEGAL REPRESENTATIVE              Yin Zijian

BUSINESS SCOPE                    Design, production, agency and distribution of different
                                  types of advertisements, designing marketing plans for
                                  enterprises, exhibition organization, gifts and
                                  artifacts, display items, decorative materials and sales
                                  of commodities. (with permits for scopes requiring
                                  administrative permits)

BUSINESS TERM                     7 December, 2006 to 31 July, 2013

G.   SHANGHAI LIANGDIAN ZONGDUAN ZIANGSHI CO., LTD.

NAME                              Shanghai Liangdian Zhongduan Zhanshi Co., Ltd.

DATE AND PLACE OF INCORPORATION   14 June 2004, PRC

REGISTRATION NUMBER               3102292067982

REGISTERED ADDRESS                Room 7C-206, No. 348 Gongyuan Lu, Qingpu District,
                                  Shanghai, the PRC

REGISTERED CAPITAL                RMB1,000,000

SHAREHOLDER                       NAME         SHAREHOLDING
                                  ----         ------------
                                  SSMS         RMB600,000 (60%)

                                  Hu           RMB300,000 (30%)
                                  Leng Limin   RMB 100,000 (10%)

                                     Total:    RMB1,000,000 (100%)

LEGAL REPRESENTATIVE              He

BUSINESS SCOPE                    Window display in shopping centers, exhibition
                                  organization, design and production of exhibition items,
                                  design, producton and agency of various advertisements,
                                  sale of display items, advertisement materials and
                                  decorative materials (with permits for scopes requiring
                                  administrative permits)

BUSINESS TERM                     2004 (CHINESE CHARACTERS) 6 (CHINESE CHARACTERS) 14
                                  (CHINESE CHARACTERS) 2014 (CHINESE CHARACTERS) 6
                                  (CHINESE CHARACTERS) 13 (CHINESE CHARACTERS)

H.   SHANGHAI HEJU MARKETING CONSULTING CO., LTD.

NAME                              Shanghai Heju Marketing Consulting Co., Ltd.

DATE AND PLACE OF INCORPORATION   February 1, 2007, PRC

REGISTRATION NUMBER               3102292102681

REGISTERED ADDRESS                Room 603-16, No. 6 Building, No. 348 Gongyuan Lu, Qingpu
                                  District, Shanghai, the PRC

REGISTERED CAPITAL                RMB500,000

SHAREHOLDER                       NAME        SHAREHOLDING
                                  ----        ------------
                                  SSMS        RMB500,000 (100%)

                                     Total:   RMB500,000 (100%)

LEGAL REPRESENTATIVE              Chen Qingyang

BUSINESS SCOPE                    Marketing and sales plans, exhibition display service,
                                  design, producton and agency of various advertisements,
                                  sale of gifts and artifacts, display items and
                                  decorative materials (with permits for scopes requiring
                                  administrative permits)

BUSINESS TERM                     February 1, 2007 to January 31, 2017

I.   SHANGHAI FENGHUO MARKETING CONSULTING CO., LTD.

NAME                              Shanghai Fenghuo Marketing Consulting Co., Ltd.

DATE AND PLACE OF INCORPORATION   February 1, 2007, PRC

REGISTRATION NUMBER               3102292102675

REGISTERED ADDRESS                Room 603-15, No. 6 Building, No. 348 Gongyuan Lu, Qingpu
                                  District, Shanghai, the PRC

REGISTERED CAPITAL                RMB500,000

SHAREHOLDER                       NAME        SHAREHOLDING
                                  ----        ------------
                                  SSMS        RMB500,000 (100%)

                                     Total:   RMB500,000 (100%)

LEGAL REPRESENTATIVE              He

BUSINESS SCOPE                    Marketing and sales plans, exhibition display service,
                                  design, producton and agency of various advertisements,
                                  sale of gifts and artifacts, display items and
                                  decorative materials (with permits for scopes requiring
                                  administrative permits)

BUSINESS TERM                     February 1, 2007 to January 31, 2017

                                   SCHEDULE C

          CORPORATE DETAILS OF THE GROUP IMMEDIATELY FOLLOWING CLOSING

A.   THE COMPANY

NAME                              SINGSHINE (HOLDINGS) HONGKONG LIMITED

DATE AND PLACE OF INCORPORATION   10 September 2003, Hong Kong

REGISTERED ADDRESS                35/F., Two International Finance Centre, 8 Finance
                                  Street, Central, Hong Kong

AUTHORIZED CAPITAL                HK$1,000,000 divided into 100.000 shares of par value
                                  HK$10

ISSUED CAPITAL                    HK$10,000 divided into 1,000 shares of par value HK$10

SHAREHOLDER                       NAME                           NUMBER OF ORDINARY SHARES
                                  ----                           -------------------------
                                  Nominee 1                      550

                                  Nominee 2                      450

                                  TOTAL:                         1000

DIRECTOR(S)                       Two directors nominated by
                                  XFM

COMPANY SECRETARY                 Kings Secretaries Limited

B.   WFOE

NAME                              Guangzhou Excellent Consulting Service Company Ltd.

DATE AND PLACE OF INCORPORATION   24 January 2007, PRC

REGISTERED ADDRESS                Room 522C, No. 303, Zhicheng Building, Guangzhou Economic Technology Zone

REGISTERED CAPITAL                US$200,000.00

SHAREHOLDER                       NAME                           SHAREHOLDING
                                  ----                           ------------
                                  Singshine (Holdings) Hong
                                  Kong Limited                   100%

LEGAL REPRESENTATIVE              Such person as XFM may
                                  nominate

BUSINESS SCOPE                    Providing investment consulting and marketing
                                  information consulting services

BUSINESS TERM                     24 January 2007 to 24 January 2057

C.   SSC

NAME                              Guangzhou Singshine Communication Co., Ltd.

DATE AND PLACE OF INCORPORATION   4 July 1997, PRC

REGISTRATION NUMBER               4401042017070

REGISTERED ADDRESS                Rooms 1412, 1413, No. 219, Zhongshan Fifth Avenue,
                                  Yuexiu District, Guangzhou

REGISTERED CAPITAL                RMB1,010,000

SHAREHOLDER                       NAME                           SHAREHOLDING
                                  ----                           ------------
                                  SSC Nominee                    RMB1,010,000 (100%)

                                     Total:                      RMB1,010,000 (100%)

LEGAL REPRESENTATIVE              Such person as XFM may nominate

BUSINESS SCOPE                    Production of stage lightings, cultural communication
                                  service (except for those monitored by the government).
                                  Design, production, distribution, agency of local or
                                  overseas advertisements. Information consulting service.

BUSINESS TERM                     Unlimited

D.   SSMS

NAME                              Shanghai Singshine Marketing Co., Ltd.

DATE AND PLACE OF INCORPORATION   18 July 2002, PRC

REGISTRATION NUMBER               3102292045297

REGISTERED ADDRESS                Room 7A to 293, No. 348, Gongyuan Road, Qingpu District,
                                  Shanghai

REGISTERED CAPITAL                RMB1,000,000

SHAREHOLDER                       NAME                           SHAREHOLDING
                                  ----                           ------------
                                  Nominee 1                      RMB500,000 (50%)

                                  Nominee 2                      RMB500,000 (50%)

                                     Total:                      RMB1,000,000 (100%)
LEGAL REPRESENTATIVE

BUSINESS SCOPE                    Design, production, agency and distribution of different
                                  types of advertisements, designing marketing plans for
                                  enterprises, exhibition organization, gifts and
                                  artifacts, display items, decorative materials and sales
                                  of commodities. (with permits for scopes requiring
                                  administrative permits)

BUSINESS TERM                     18 July 2002 to 31 July 2013

SUBSIDIARIES                      Shanghai Heju Advertising Co., Ltd.
                                  Shanghai Fenghua Marketing Consulting Co., Ltd.
                                  Shanghai Singshine Marketing Co., Ltd. (Beijing branch)
                                  Shanghai Singshine Marketing Co., Ltd. (Guangzhou branch)
                                  Shanghai Liangdian Zhongduan Zhanshi Co., Ltd.

E.   SSMS BEIJING

NAME                              Shanghai Singshine Marketing Co., Ltd. (Beijing branch)

DATE AND PLACE OF INCORPORATION   February 18, 2004  PRC

REGISTRATION NUMBER               1102221646155

REGISTERED ADDRESS                No. 3, Mapoyuan Industrial District, Mopo Town, Shunyi
                                  District, Beijing

LEGAL REPRESENTATIVE              He

BUSINESS SCOPE                    Design and production of advertisements, designing
                                  marketing plans, exhibition display; sale of artifacts
                                  (except for those requiring government approvals) and
                                  decorative materials

BUSINESS TERM                     18 July 2002 to 31 July 2013

F.   SSMS GUANGZHOU

NAME                              Shanghai Singshine Marketing Co., Ltd. (Guangzhou branch)

DATE AND PLACE OF INCORPORATION   7 July 2006, PRC

REGISTRATION NUMBER               (Branch) 4401042017256

REGISTERED ADDRESS                Rooms 1112 and 1113, Zhongshan Fifth Avenue, Yuexiu
                                  District, Guangzhou

LEGAL REPRESENTATIVE              Yin Zijian

BUSINESS SCOPE                    Design, production, agency and distribution of different
                                  types of advertisements, designing marketing plans for
                                  enterprises, exhibition organization, gifts and
                                  artifacts, display items, decorative materials and sales
                                  of commodities. (with permits for scopes requiring
                                  administrative permits)

BUSINESS TERM                     7 December, 2006 to 31 July, 2013

G.   SHANGHAI LIANGDIAN ZONGDUAN ZIANGSHI CO., LTD.

NAME                              Shanghai Liangdian Zongduan Ziangshi Co., Ltd.

DATE AND PLACE OF INCORPORATION   June 14, 2004, PRC

REGISTRATION NUMBER               3102292067982

REGISTERED ADDRESS                Room 7C-206, No. 348 Gongyuan Lu, Qingpu District,
                                  Shanghai, the PRC

REGISTERED CAPITAL                RMB1,000,000

SHAREHOLDER                       NAME                           SHAREHOLDING
                                  ----                           ------------
                                  SSMS                           RMB600,000          (60%)
                                  Hu                             RMB300,000          (30%)
                                  Leng Limin                     RMB100,000          (10%)
                                    Total                        RMB1,000,000       (100%)

LEGAL REPRESENTATIVE              He:

BUSINESS SCOPE                    Window display in shopping centers, exhibition
                                  organization, design and production of exhibition items,
                                  design, producton and agency of various advertisements,
                                  sale of display items, advertisement materials and
                                  decorative materials (with permits for scopes requiring
                                  administrative permits)

BUSINESS TERM                     Unlimited

H.   SHANGHAI HEJU MARKETING CONSULTING CO., LTD.

NAME                              Shanghai Heju Marketing Consulting Co., Ltd.

DATE AND PLACE OF INCORPORATION   February 1, 2007, PRC

REGISTRATION NUMBER               3102292102681

REGISTERED ADDRESS                Room 603-16, No. 6 Building, No. 348 Gongyuan Lu,
                                  Qingpu District, Shanghai, the PRC

REGISTERED CAPITAL                RMB500,000

SHAREHOLDER                       NAME                           SHAREHOLDING
                                  ----                           ------------
                                  SSMS                           RMB500,000         (100%)
                                     Total:                      RMB500,000         (100%)

LEGAL REPRESENTATIVE              Chen Qingyang

BUSINESS SCOPE                    Marketing and sales plans, exhibition display service,
                                  design, producton and agency of various advertisements,
                                  sale of gifts and artifacts, display items and
                                  decorative materials (with permits for scopes requiring
                                  administrative permits)

BUSINESS TERM                     February 1, 2007 to January 31, 2017

I.   SHANGHAI FENGHUO MARKETING CONSULTING CO., LTD.

NAME                              Shanghai Fenghuo Marketing Consulting Co., Ltd.

DATE AND PLACE OF INCORPORATION   February 1, 2007,  PRC

REGISTRATION NUMBER               3102292102675

REGISTERED ADDRESS                Room 603-15, No. 6 Building, No. 348 Gongyuan Lu, Qingpu
                                  District, Shanghai, the PRC

REGISTERED CAPITAL                RMB500,000

SHAREHOLDER                       NAME                           SHAREHOLDING
                                  ----                           ------------
                                  SSMS                           RMB500,000         (100%)
                                     Total:                      RMB500,000          (100%)

LEGAL REPRESENTATIVE              He

BUSINESS SCOPE                    Marketing and sales plans, exhibition display service,
                                  design, producton and agency of various advertisements,
                                  sale of gifts and artifacts, display items and
                                  decorative materials (with permits for scopes requiring
                                  administrative permits)

BUSINESS TERM                     February 1, 2007 to January 31, 2017

                                        SCHEDULE D

                                   INTELLECTUAL PROPERTY

This is a list of domain names, trademarks, tradenames and material services and products owned by SSC and SSMS.

                                        SCHEDULE E

                                          LEASES

                                        SCHEDULE F

                                    MATERIAL CONTRACTS

This is a list of material contracts.

                                        SCHEDULE G

                                    INSURANCE AND BANK

This is a list of bank accounts and insurance policies.

                                        SCHEDULE H

                               FORM OF EMPLOYMENT AGREEMENT

                                        SCHEDULE I

                  LIST OF MANAGEMENT ENTERING INTO EMPLOYMENT AGREEMENTS

1.   He Zhihao

2.   Lu Qibo

3.   Hu Shengzhong

4.   Lu Hang

5.   Chen Hao

6.   Zhang

7.   Yin Zijian

                                        SCHEDULE J

                               PRC EQUITY TRANSFER DOCUMENTS

SSC EQUITY TRANSFER DOCUMENTS

Equity transfer agreement among He, Lu, Zhang, Nominee 1 and Nominee 2.

SSMS EQUITY TRANSFER DOCUMENTS

Equity transfer agreement among Chen Qingyang, He, Hu, Lu, Lu Hang, Zhang, Yin Zijian, Nominee 1 and Nominee 2.

                                        SCHEDULE K

                                    DISCLOSURE SCHEDULE

                                        SCHEDULE L

                                  COOPERATION AGREEMENTS

 Attachment: The 107.6 agreement entered into between SSC and Guangzhou station

                                        SCHEDULE M

                                     ESCROW AGREEMENT


                                           -76-